                                 SOUTHDOWN, INC.
                             RETIREMENT SAVINGS PLAN

                            PLAN AND TRUST AGREEMENT



                             AS AMENDED AND RESTATED
                      GENERALLY EFFECTIVE JANUARY 1, 2000





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                Southdown, Inc. Retirement Savings Plan and Trust

           As Amended and Restated Generally Effective January 1, 2000

Southdown, Inc. previously established the Southdown, Inc. Retirement Savings Plan for the benefit of eligible employees of the Company and its participating affiliates. The Plan is intended to constitute a qualified profit sharing plan, as described in Code section 401(a), which includes a qualified cash or deferred arrangement, as described in Code section 401(k).

The provisions of this Plan and Trust relating to the Trustee constitute the trust agreement which is entered into by and between Southdown, Inc. and Merrill Lynch Trust Company, FSB. The Trust is intended to be tax exempt as described under Code section 501(a).

The Plan constitutes an amendment and restatement of the Southdown, Inc. Retirement Savings Plan which was originally established effective as of July 1, 1990, and its related trust agreement. Effective July 1, 1990 the Transmix Corporation Retirement Savings Plan and the Savings Plan for Employees of Moore McCormack Cement, Inc. and Certain Subsidiary Companies were merged into this Plan. Effective March 1, 1991 the Moore McCormack Resources & Lines Salaried Employees Savings Plan was merged into this Plan.

Effective June 1, 1995, the Company acquired City Concrete Products, Inc., eligible employees thereof became eligible for this Plan effective October 1, 1995, subject to the Plan's eligibility requirements, and effective December 31, 1995, the City Concrete Products, Inc. 401(k) Profit Sharing Plan was merged into the Plan.

The Plan is intended to comply with the qualification requirements as amended by the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA), the Uruguay Round Agreements Act (GATT), the Small Business Job Protection Act of 1996 (SBJPA), the Taxpayer Relief Act of 1997 (TRA '97), and the Restructuring and Reform Act of 1998 (RRA '98), and is intended to comply in operation therewith. To the extent that the Plan, as set forth below, is subsequently determined to be insufficient to comply with such requirements and any regulations issued under these qualification requirements, the Plan shall later be amended to so comply.

The Southdown, Inc. Retirement Savings Plan and Trust, as set forth in this document, is hereby amended and restated generally effective as of January 1, 2000.

Date:                          ,       Southdown, Inc.
     -------------------------- ----

                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------


The trust agreement set forth in those provisions of this Plan and Trust which relate to the Trustee is hereby executed.

Date:                          ,       Merrill Lynch Trust Company, FSB
     -------------------------- ----

                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------

                                TABLE OF CONTENTS


1    DEFINITIONS .................................................      1

2    ELIGIBILITY .................................................     10

     2.1 Eligibility .............................................     10
     2.2 Ineligible Employees ....................................     10
     2.3 Ineligible or Former Participants .......................     10

3    PARTICIPANT CONTRIBUTIONS ...................................     11

     3.1 Pre-Tax Contribution Election ...........................     11
     3.2 After-Tax Contribution Election .........................     11
     3.3 Changing a Contribution Election ........................     11
     3.4 Revoking and Resuming a Contribution Election ...........     11
     3.5 Contribution Percentage Limits ..........................     11
     3.6 Refunds When Contribution Dollar Limit Exceeded .........     12
     3.7 Timing, Posting and Tax Considerations ..................     12

4    ROLLOVERS & TRUST-TO-TRUST TRANSFERS ........................     13

     4.1 Rollovers ...............................................     13
     4.2 Transfers From Other Qualified Plans ....................     13

5    EMPLOYER CONTRIBUTIONS ......................................     14

     5.1 Matching Contributions ..................................     14

6    ACCOUNTING ..................................................     15

     6.1 Individual Participant Accounting .......................     15
     6.2 Sweep Account is Transaction Account ....................     15
     6.3 Trade Date Accounting and Investment Cycle ..............     15
     6.4 Accounting for Investment Funds .........................     15
     6.5 Payment of Fees and Expenses ............................     15
     6.6 Accounting for Participant Loans ........................     16
     6.7 Error Correction ........................................     16
     6.8 Participant Statements ..................................     16
     6.9 Special Accounting During Conversion Period .............     17
     6.10 Accounts for QDRO Beneficiaries ........................     17

7    INVESTMENT FUNDS AND ELECTIONS ..............................     18

     7.1 Investment Funds ........................................     18
     7.2 Investment Fund Elections ...............................     18
     7.3 Responsibility for Investment Choice ....................     18
     7.4 Default if No Election ..................................     19
     7.5 Timing ..................................................     19
     7.6 Investment Fund Election Change Fees ....................     19

8    VESTING & FORFEITURES .......................................     20

     8.1 Fully Vested Contribution Accounts ......................     20
     8.2 Full Vesting Upon Certain Events ........................     20
     8.3 Vesting Schedule ........................................     20
     8.4 Forfeitures of Non-Vested Account Balances ..............     20
     8.5 Use of Forfeiture Account Amounts .......................     21
     8.6 Rehired Employees .......................................     21


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
9    PARTICIPANT LOANS ...............................................   22

     9.1 Participant Loans Permitted .................................   22
     9.2 Loan Application, Note and Security .........................   22
     9.3 Spousal Consent .............................................   22
     9.4 Loan Approval ...............................................   22
     9.5 Loan Funding Limits .........................................   22
     9.6 Maximum Number of Loans .....................................   23
     9.7 Source and Timing of Loan Funding ...........................   23
     9.8 Interest Rate ...............................................   23
     9.9 Repayment ...................................................   23
     9.10 Repayment Hierarchy ........................................   23
     9.11 Repayment Suspension .......................................   24
     9.12 Loan Default ...............................................   24
     9.13 Call Feature ...............................................   24

10   IN-SERVICE WITHDRAWALS ..........................................   25

     10.1 In-Service Withdrawals Permitted ...........................   25
     10.2 In-Service Withdrawal Application and Notice ...............   25
     10.3 Spousal Consent ............................................   25
     10.4 In-Service Withdrawal Approval .............................   25
     10.5 Minimum Amount, Payment Form and Medium ....................   25
     10.6 Source and Timing of In-Service Withdrawal Funding .........   26
     10.7 Hardship Withdrawals .......................................   26
     10.8 After-Tax Account Withdrawals ..............................   28
     10.9 Over Age 59 1/2 Withdrawals ................................   28

11   DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR AS REQUIRED BY LAW ........   29

     11.1 Benefit Information, Notices and Election ..................   29
     11.2 Spousal Consent ............................................   30
     11.3 Payment Form and Medium ....................................   30
     11.4 Distribution of Small Amounts ..............................   30
     11.5 Source and Timing of Distribution Funding ..................   30
     11.6 Latest Commencement Permitted ..............................   30
     11.7 Payment Within Life Expectancy .............................   31
     11.8 Incidental Benefit Rule ....................................   31
     11.9 Payment to Beneficiary .....................................   32
     11.10 Beneficiary Designation ...................................   32

12   ADP AND ACP TESTS ...............................................   33

     12.1 Contribution Limitation Definitions ........................   33
     12.2 ADP and ACP Tests ..........................................   35
     12.3 Correction of ADP and ACP Tests ............................   36
     12.4 Multiple Use Test ..........................................   37
     12.5 Correction of Multiple Use Test ............................   37
     12.6 Adjustment for Investment Gain or Loss .....................   37
     12.7 Testing Responsibilities and Required Records ..............   37
     12.8 Separate Testing ...........................................   38

13   MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS ....................   39

     13.1 "Annual Addition" Defined ..................................   39


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
     13.2 Maximum Annual Addition ....................................   39
     13.3 Avoiding an Excess Annual Addition .........................   39
     13.4 Correcting an Excess Annual Addition .......................   39
     13.5 Correcting a Multiple Plan Excess ..........................   39
     13.6 "Defined Benefit Fraction" Defined .........................   40
     13.7 "Defined Contribution Fraction" Defined ....................   40
     13.8 Combined Plan Limits and Correction ........................   40

14   TOP HEAVY RULES .................................................   41

     14.1 Top Heavy Definitions ......................................   41
     14.2 Special Contributions ......................................   42
     14.3 Adjustment to Combined Limits for Different Plans ..........   42

15   PLAN ADMINISTRATION .............................................   43

     15.1 Plan Delineates Authority and Responsibility ...............   43
     15.2 Fiduciary Standards ........................................   43
     15.3 Company is ERISA Plan Administrator ........................   43
     15.4 Administrator Duties .......................................   43
     15.5 Advisors May be Retained ...................................   44
     15.6 Delegation of Administrator Duties .........................   44

16   MANAGEMENT OF INVESTMENTS .......................................   46

     16.1 Trust Agreement ............................................   46
     16.2 Investment Funds ...........................................   46
     16.3 Authority to Hold Cash .....................................   46
     16.4 Trustee to Act Upon Instructions ...........................   47
     16.5 Administrator Has Right to Vote
            Registered Investment Company Shares .....................   47
     16.6 Custom Fund Investment Management ..........................   47
     16.7 Authority to Segregate Assets ..............................   48
     16.8 Maximum Permitted Investment in Company Stock ..............   48
     16.9 Participants Have Right to Vote and Tender Company Stock ...   48
     16.10 Registration and Disclosure for Company Stock .............   48

17   TRUST ADMINISTRATION ............................................   50

     17.1 Trustee to Construe Trust ..................................   50
     17.2 Trustee To Act As Owner of Trust Assets ....................   50
     17.3 United States Indicia of Ownership .........................   50
     17.4 Tax Withholding and Payment ................................   50
     17.5 Trustee Duties and Limitations .............................   51
     17.6 Trust Accounting ...........................................   51
     17.7 Valuation of Certain Assets ................................   52
     17.8 Legal Counsel ..............................................   52
     17.9 Fees and Expenses ..........................................   52

18   RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION ...............   53

     18.1 Plan Does Not Affect Employment Rights .....................   53
     18.2 Compliance With USERRA .....................................   53
     18.3 Limited Return of Contributions ............................   53
     18.4 Assignment and Alienation ..................................   54
     18.5 Facility of Payment ........................................   54
     18.6 Reallocation of Lost Participant's Accounts ................   54
     18.7 Claims Procedure ...........................................   54


                                      iii
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
     18.8 Construction ...............................................   55
     18.9 Jurisdiction and Severability ..............................   55
     18.10 Indemnification by Employer ...............................   55

19   AMENDMENTS MERGER AND TERMINATION ...............................   57

     19.1 Amendment ..................................................   57
     19.2 Merger .....................................................   57
     19.3 Divestitures ...............................................   57
     19.4 Plan Termination ...........................................   58
     19.5 Amendment and Termination Procedures .......................   58
     19.6 Termination of Employer's Participation ....................   58
     19.7 Replacement of the Trustee .................................   59
     19.8 Final Settlement and Accounting of Trustee .................   59

APPENDIX A - INVESTMENT FUNDS ........................................   60

APPENDIX B - PAYMENT OF PLAN FEES AND EXPENSES .......................   61

APPENDIX C - LOAN INTEREST RATE ......................................   62



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 1   DEFINITIONS

     When capitalized, the words and phrases below have the following meanings unless different meanings are clearly required by the context:

     1.1 "Account". The records maintained for purposes of accounting for a Participant's interest in the Plan. "Account" may refer to one or all of the following accounts which have been created on behalf of a Participant to hold specific types of Contributions under the Plan or amounts transferred from a predecessor plan:

               (a) "Pre-Tax Account". An account created to hold Pre-Tax Contributions and amounts transferred as a result of a plan merger from any plan, qualified under Code section 401(a) having a cash or deferred arrangement pursuant to Code section 401(d), of a Related Company.

               (b) "After-Tax Account". An account created to hold After-Tax Contributions.

               (c) "Rollover Account". An account created to hold Rollover Contributions.

               (d) "Matching Account". An account created to hold Matching Contributions.

               (e) "Prior Plan Matching Account". An account created to hold amounts transferred from predecessor plans including amounts transferred from the City Concrete Products, Inc. 401(k) Profit Sharing Plan designated as "Employer Match" and "Employer Basic" amounts thereunder.

     1.2 "ACP" or "Average Contribution Percentage". The percentage calculated in accordance with Section 12.1.

     1.3 "Administrator". The Company, which may delegate all or a portion of the duties of the Administrator under the Plan to a person or persons in accordance with Section 15.6.

     1.4 "ADP" or "Average Deferral Percentage". The percentage calculated in accordance with Section 12.1.

     1.5 "Beneficiary". The person or persons who is to receive benefits after the death of the Participant pursuant to the "Beneficiary Designation" paragraph in Section 11, or as a result of a QDRO.

     1.6 "Break in Service". The fifth anniversary (or sixth anniversary if absence from employment was due to a Parental Leave) of the date on which a Participant's employment ends.

     1.7 "Code". The Internal Revenue Code of 1986, as amended. Reference to any specific Code section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.


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

     1.8 "Company". Southdown, Inc. or any successor by merger, purchase or otherwise.

     1.9 "Company Stock". Shares of common stock of the Company, its predecessor(s), or its successors or assigns, or any corporation with or into which said corporation may be merged, consolidated or reorganized, or to which a majority of its assets may be sold.

     1.10 "Compensation". The sum of a Participant's Taxable Income and salary reductions, if any, pursuant to Code sections 125, 402(e)(3), 402(h)(1)(B), 403(b), 408(p)(2)(A)(i) or 457.

               For purposes of determining benefits under this Plan, Compensation is limited to$150,000 per Plan Year (as adjusted for cost of living increases pursuant to Code sections 401(a)(17) and 415(d)).

               For the purposes of determining HCEs and key employees and for Plan Years commencing after December 31, 1997, for purposes of Sections 13.2 and 14.2, Compensation for the entire Plan Year shall be used. For the purpose of determining ADP and ACP, Compensation shall be limited to amounts paid to an Eligible Employee while a Participant.

     1.11 "Contribution". An amount contributed to the Plan by the Employer or an Eligible Employee, and allocated by contribution type to Participants' Accounts, as described in Section 1.1. Specific types of contribution include:

               (a) "Pre-Tax Contribution". An amount contributed by an eligible Participant in conjunction with his or her Code section 401(k) salary deferral election which shall be treated as made by the Employer on an eligible Participant's behalf.

               (b) "After-Tax Contribution". An amount contributed by an eligible Participant on an after-tax basis.

               (c) "Rollover Contribution". An amount contributed by an Eligible Employee which originated from another employer's or an Employer's qualified plan.

               (d) "Matching Contribution". An amount contributed by the Employer on an eligible Participant's behalf based upon the amount contributed by the eligible Participant.

     1.12 "Contribution Dollar Limit". The annual limit placed on each Participant's Pre-Tax Contributions, which shall be $7,000 per calendar year (as adjusted for cost of living increases pursuant to Code section 402(g)(5) and 415(d)). For purposes of this Section, a Participant's Pre-Tax Contributions shall include (i) any Employer contribution made under any qualified cash or deferred arrangement as defined in Code section 401(k) to the extent not includible in gross income for the taxable year under Code section 402(e)(3) (determined


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

               without regard to Code section 402(g)), and (ii) any employer contribution to the extent not includible in gross income for the taxable year under Code section 402(h)(1)(B) (determined without regard to Code section 402(g)), (iii) any employer contribution to purchase an annuity contract under Code section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)) and (iv) for calendar years commencing after December 31, 1996, any elective employer contribution under Code section 408(p)(2)(A)(i).

     1.13 "Direct Rollover". A payment from the Plan to an Eligible Retirement Plan specified by a Distributee.

     1.14 "Disability". A Participant's total and permanent, mental or physical disability resulting in termination of employment as evidenced by presentation of medical evidence satisfactory to the Administrator.

     1.15 "Distributee". An Employee or former Employee, the surviving spouse of an Employee or former Employee and a spouse or former spouse of an Employee or former Employee determined to be an alternate payee under a QDRO.

     1.16 "Effective Date". January 1, 2000, unless stated otherwise. The date upon which the provisions of this document become effective. In general, the provisions of this document only apply to Participants who are Employees on or after the Effective Date. However, investment and distribution provisions apply to all Participants with Account balances to be invested or distributed after the Effective Date.

     1.17      "Eligible Employee". An Employee of an Employer, except any
               Employee:

               (a) whose compensation and conditions of employment are covered by a collective bargaining agreement to which an Employer is a party unless the agreement calls for the Employee's participation in the Plan;

               (b) who is treated as an Employee because he or she is a Leased Employee; or

               (c) who is a nonresident alien who (i) either receives no earned income (within the meaning of Code section 911(d)(2)), from sources within the United States under Code section 861(a)(3); or (ii) receives such earned income from such sources within the United States but such income is exempt from United States income tax under an applicable income tax convention.

     1.18 "Eligible Retirement Plan". An individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts a Distributee's Eligible Rollover Distribution, except that with regard to an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.


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

     1.19 "Eligible Rollover Distribution". A distribution of all or any portion of the balance to the credit of a Distributee, excluding
               (i) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) a distribution to the extent such distribution is required under Code section 401(a)(9); (iii) the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities) and (iv) Hardship Withdrawal amounts withdrawn form a Participant's Pre-Tax Account.

               As regards (iv) above, for the 1999 calendar year, the Distributee may determine a distribution to be an Eligible Rollover Distribution using the definition prior to 1999.

     1.20      "Employee". An individual who is:

               (a) directly employed by any Related Company and for whom any income for such employment is subject to withholding of income or social security taxes, or

               (b)      a Leased Employee.

     1.21 "Employer". The Company and any Subsidiary or other Related Company of either the Company or a Subsidiary which adopts this Plan with the approval of the Company.

     1.22 "ERISA". The Employee Retirement Income Security Act of 1974, as amended. Reference to any specific section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

     1.23 "Execution Date". The date on which this Plan and Trust document is executed.

     1.24 "Forfeiture Account". An account holding amounts forfeited by Terminated Participants, invested in interest bearing deposits (which may include interest bearing deposits of the Trustee) and/or money market type assets or funds, pending disposition as provided in the Plan and Trust and as directed by the Administrator.

     1.25 "HCE" or "Highly Compensated Employee". An Employee described as a Highly Compensated Employee in Section 12.

     1.26 "Ineligible". The Plan status of an individual during the period in which he or she is (1) an Employee of a Related Company which is not then an Employer, (2) an Employee, but not an Eligible Employee, or (3) not an Employee.

     1.27      "Investment Fund" or "Fund". An investment fund as described in
               Section 16.2. The Investment Funds authorized by the Administrator to be offered as of the Execution Date to Participants and Beneficiaries are as set forth in Appendix A.


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

     1.28 "Leased Employee". For Plan Years commencing after December 31, 1996, an individual, not otherwise an Employee, who, pursuant to an agreement between a Related Company and a leasing organization, has performed, on a substantially full-time basis, for a period of at least 12 months, services under the primary direction or control of the Related Company, unless:

               (a) the individual is covered by a money purchase pension plan maintained by the leasing organization and meeting the requirements of Code section 414(n)(5)(B), and

               (b) such individuals do not constitute more than 20% of all Non-Highly Compensated Employees of all Related Companies (within the meaning of Code section 414(n)(5)(C)(ii)).


     1.29 "Leave of Absence". A period during which an individual is deemed to be an Employee, but is absent from active employment, provided that the absence:

               (a)      was authorized by a Related Company; or

               (b) was due to military service in the United States armed forces and the individual returns to active employment within the period during which he or she retains employment rights under federal law.

     1.30 "NHCE" or "Non-Highly Compensated Employee". An Employee described as a Non-Highly Compensated Employee in Section 12.

     1.31 "Normal Retirement Date". The date of a Participant's 65th birthday.

     1.32 "Owner". A person with an ownership interest in the capital, profits, outstanding stock or voting power of a Related Company within the meaning of Code section 318 or 416 (which exclude indirect ownership through a qualified plan).

     1.33 "Participant". An Eligible Employee who begins to participate in the Plan after completing the eligibility requirements as described in Section 2.1. An Eligible Employee who makes a Rollover Contribution prior to completing the eligibility requirements as described in Section 2.1 shall also be considered a Participant except for purposes of provisions related to Contributions (other than a Rollover Contribution). A Participant's participation continues until his or her employment with all Related Companies ends and his or her Account is distributed or forfeited.

     1.34 "Pay". All cash compensation paid to an Eligible Employee by an Employer while a Participant during the current period. Pay excludes reimbursements or other expense allowances, cash and non-cash fringe benefits, moving expenses, deferred compensation and welfare benefits.

               Pay is neither increased nor decreased by any salary credit or reduction pursuant to Code sections 125 or 402(e)(3). Pay is limited to $150,000 (as indexed for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year.

     1.35 "Period of Employment". The period beginning on the date an Employee first performs an hour of service and ending on the date his or her employment ends. Employment ends on the date the Employee quits, retires, is discharged, dies or (if earlier) the first anniversary of his or her absence for any other reason. The period of absence starting with the date an Employee's employment temporarily ends and ending on the date he or she is subsequently reemployed is (1) included in his or her Period of Employment if the period of absence does not exceed one year, and (2) excluded if such period exceeds one year.

               An Employee's service with a predecessor or acquired company shall only be counted in the determination of his or her Period of Employment for eligibility and/or vesting purposes if (1) the Company directs that credit for such service be granted, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Employer or Related Company.

     1.36 "Plan". The Southdown, Inc. Retirement Savings Plan set forth in this document, as from time to time amended.

     1.37 "Plan Year". The annual accounting period of the Plan and Trust which ends on each December 31.

     1.38 "QDRO". A domestic relations order which the Administrator has determined to be a qualified domestic relations order within the meaning of Code section 414(p).

     1.39 "Related Company". With respect to any Employer, that Employer and any corporation, trade or business which is, together with that Employer, a member of the same controlled group of corporations, a trade or business under common control, or an affiliated service group within the meaning of Code section 414(b), (c), (m) or (o).

     1.40 "Required Beginning Date". The latest date benefit payments shall commence to a Participant.

               (a) For calendar years commencing before January 1, 1997, such date shall mean:

                        (1) with regard to a Participant who (i) attained age 70 1/2 in 1996, (ii) did not terminate employment with all Related Companies before January 1, 1997, and (iii) is not or was not a 5% Owner, the April 1 that next follows (i) the calendar year in which the Participant attained age 70 1/2, or (ii) if the Participant elects to apply this clause (ii), the calendar year in which the Participant terminates employment with all Related Companies (and any such election must be made prior to January 1, 1998); and

                        (2) with regard to a Participant who attained age 70 1/2 after December 31, 1987 and before January 1, 1996 or, in 1996 if he or she (i) terminated employment with all Related Companies before January 1, 1997 or (ii) is or was a 5% Owner, the April 1 that next follows the calendar year in which the Participant attains age 70 1/2; and


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

                        (3) with regard to a Participant who attained age 70 1/2 before January 1, 1988 and who is not a 5% Owner, the April 1 that next follows the later of
                              (i) the calendar year in which the Participant attained age 70 1/2, or (ii) the calendar year in which the Participant terminates employment with all Related Companies; and

                        (4) with regard to a Participant who attained age 70 1/2 before January 1, 1988 and who is a 5% Owner, the April 1 that next follows the later of (i) the calendar year in which the Participant attained age 70 1/2, or (ii) the earlier of the calendar year in which or within which ends the Plan Year in which the Participant becomes a 5% Owner or the calendar year in which he or she terminates employment with all Related Companies.

                        A Participant shall be considered a 5% Owner for this purpose if such Participant is a 5% Owner as defined in Code section 416(i) (determined in accordance with Code section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which the Participant attains age 66 1/2 or in any subsequent Plan Year.

               (b) For calendar years commencing after December 31, 1996 and before January 1, 1999, such date shall mean:

                        (1) with regard to a Participant who attained age 70 1/2 in 1997 or 1998, the April 1 that next follows the calendar year in which he or she attained age 70 1/2, except that if the Participant (i) did not terminate employment with all Related Companies before January 1 of the calendar year following the calendar year in which he or she attained age 70 1/2, (ii) is not a 5% Owner, such date shall instead mean the April 1 that next follows (i) the calendar year in which the Participant attained age 70 1/2, or (ii) if the Participant elects to apply this clause (ii), the calendar year in which the Participant terminates employment with all Related Companies (and any such election must be made prior to the April 1 of the calendar year following the calendar year in which he or she attained age 70 1/2); and

                        (2) with regard to a Participant who is a 5% Owner, the April 1 that next follows the calendar year in which the Participant attains age 70 1/2.

                        A Participant shall be considered a 5% Owner for this purpose if such Participant is a 5% Owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2.

               (c) For calendar years commencing after December 31, 1998, such date shall mean:

                        (1) with regard to a Participant who is not a 5% Owner, the April 1 that next follows the later of
                              (i) the calendar year in which the Participant attained age 70 1/2, or (ii) the calendar year in which the Participant terminates employment with all Related Companies; and

                        (2) with regard to a Participant who is a 5% Owner, the April 1 that next follows the calendar year in which the Participant attains age 70 1/2.

                        A Participant shall be considered a 5% Owner for this purpose if such Participant is a 5% Owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2.

     1.41 "SettlementDate". The date on which the transactions from the most recent Trade Date are settled. Effective April 1, 1992 for each Trade Date, the Trustee's next business day.

     1.42 "Spousal Consent". The written consent given by a spouse to a Participant's election or waiver of a specified form of benefit, including a loan or in-service withdrawal, or Beneficiary designation. The spouse's consent must acknowledge the effect on the spouse of the Participant's election, waiver or designation and be duly witnessed by a Plan representative or notary public. Spousal Consent shall be valid only with respect to the spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal Consent) a prior election, waiver or designation that required Spousal Consent at any time before payments begin. Spousal Consent also means a determination by the Administrator that there is no spouse, the spouse cannot be located, or such other circumstances as may be established by applicable law.

     1.43 "Subsidiary". A company which is 50% or more owned, directly or indirectly, by the Company.

     1.44 "Sweep Account". The subsidiary Account for each Participant through which all transactions are processed, which is invested in interest bearing deposits of the Trustee.

     1.45 "Sweep Date". The cut off date and time for receiving instructions for transactions to be processed on the next Trade Date.

     1.46 "Taxable Income". Compensation in the amount reported by the Employer as "Wages, tips, other compensation" on Form W-2, or any successor method of reporting under Code section 6041(d).

     1.47 "Trade Date". Each day the Investment Funds are valued, which is the last business day of the month. Effective April 1, 1992, each day the Investment Funds are valued, which is normally every day the assets of such Funds are traded.

     1.48 "Trust". The legal entity created by those provisions of this document which relate to the Trustee. The Trust is part of the Plan and holds the Plan assets which are comprised of the aggregate of Participants' Accounts and any unallocated funds invested in deposit or money market type assets pending allocation to Participants' Accounts or disbursement to pay Plan fees and expenses and the Forfeiture Account.

     1.49      "Trustee". Merrill Lynch Trust Company, FSB.

     1.50 "USERRA". The Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

     1.51      "Year of Vesting Service". A 12 month Period of Employment.

 2   ELIGIBILITY

     2.1       Eligibility

               Effective January 1, 2000, each Eligible Employee shall become a Participant the first day of the month after such Eligible Employee completes a 3-month Period of Employment. The eligibility period begins on the date an Employee's Period of Employment commences."

     2.2       Ineligible Employees

               If an Employee completes the above eligibility requirements, but is Ineligible at the time participation would otherwise begin (if he or she were not Ineligible), he or she shall become a Participant on the first subsequent date on which he or she is an Eligible Employee.

     2.3       Ineligible or Former Participants

               A Participant may not make or share in Plan Contributions, nor generally be eligible for a new Plan loan, during the period he or she is Ineligible, but he or she shall continue to participate for all other purposes. An Ineligible Participant or former Participant shall automatically become an active Participant on the date he or she again becomes an Eligible Employee.

 3   PARTICIPANT CONTRIBUTIONS

     3.1       Pre-Tax Contribution Election

               Upon becoming a Participant, an Eligible Employee may elect to reduce his or her Pay by an amount which does not exceed the Contribution Dollar Limit, within the limits described in the Contribution Percentage Limits paragraph of this Section 3, and have such amount contributed to the Plan by the Employer as a Pre-Tax Contribution. The election shall be made as a whole percentage of Pay in such manner and with such advance notice as prescribed by the Administrator. In no event shall an Employee's Pre-Tax Contributions under the Plan and all other plans, contracts or arrangements of all Related Companies exceed the Contribution Dollar Limit for the Employee's taxable year beginning in the Plan Year.

     3.2       After-Tax Contribution Election

               Upon becoming a Participant, an Eligible Employee may elect to make After-Tax Contributions to the Plan in an amount which does not exceed the limits described in the Contribution Percentage Limits paragraph of this Section 3. The election shall be made as a whole percentage of Pay in such manner and with such advance notice as prescribed by the Administrator.

     3.3       Changing a Contribution Election

               A Participant who is an Eligible Employee may change his or her Pre-Tax and/or After-Tax Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator. The changed percentage shall become effective with the first payroll paid after such date. Participants' Contribution election percentages shall automatically apply to Pay increases or decreases.

     3.4       Revoking and Resuming a Contribution Election

               A Participant may revoke his or her Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date.

               A Participant may resume Contributions by making a new Contribution election at the same time in which a Participant may change his or her election in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date.

     3.5       Contribution Percentage Limits

               The Administrator may establish and change from time to time, without the necessity of amending this Plan and Trust document, the separate minimum, if applicable, and maximum Pre-Tax and After-Tax Contribution percentages, and/or a maximum combined Pre-Tax and After-Tax Contribution percentage, prospectively or retrospectively (for the current Plan Year), for all Participants. In addition, the Administrator may establish any lower percentage limits for Highly Compensated Employees as it deems necessary. As of the Effective Date, the maximum Contribution percentages are:

                                    HIGHLY
      CONTRIBUTION                COMPENSATED                 ALL OTHER
          TYPE                     EMPLOYEES                PARTICIPANTS
          ----                     ---------                ------------
        Pre-Tax                       16%                        16%

       After-Tax                      16%                        16%

      Sum of Both                     16%                        16%



               Irrespective of the limits that may be established by the Administrator in accordance with this paragraph, in no event shall the contributions made by or on behalf of a Participant for a Plan Year exceed the maximum allowable under Code section 415.

     3.6       Refunds When Contribution Dollar Limit Exceeded

               A Participant who makes Pre-Tax Contributions for a calendar year to this and any other qualified defined contribution plan in excess of the Contribution Dollar Limit may notify the Administrator in writing by the following March 1 (or as late as April 14 if allowed by the Administrator) that an excess has occurred. In this event, the amount of the excess specified by the Participant, adjusted for investment gain or loss, shall be refunded to him or her by April 15 and shall not be included as an Annual Addition under Code section 415 for the year contributed. Refunds and forfeitures shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution or forfeitures. However, for Plan Years ending before December 31, 1993, refunds shall include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution. Any Matching Contributions attributable to refunded excess Pre-Tax Contributions as described in this Section shall be deemed a Contribution made by reason of a mistake of fact and removed from the Participant's Account.

     3.7       Timing, Posting and Tax Considerations

               Participants' Contributions, other than Rollover Contributions, may only be made through payroll deduction. Such amounts shall be paid to the Trustee in cash and posted to each Participant's Account(s) as soon as such amounts can reasonably be separated from the Employer's general assets and balanced against the specific amount made on behalf of each Participant. In no event, however, shall such amounts be paid to the Trustee more than 90 days after the date amounts are deducted from a Participant's Pay. Except that effective February 3, 1997, such amounts shall be paid to the Trustee 15 business days following the end of the month that includes the date amounts are deducted from a Participant's Pay (or as that maximum period may be otherwise extended by ERISA). Pre-Tax Contributions shall be treated as Contributions made by an Employer in determining tax deductions under Code section 404(a).

 4   ROLLOVERS & TRUST-TO-TRUST TRANSFERS

     4.1       Rollovers

               The Administrator may authorize the Trustee to accept a rollover contribution in cash, within the meaning of Code section 402(c) or 408(d)(3)(A)(ii), directly from an Eligible Employee or effective January 1, 1993, as a Direct Rollover from another qualified plan on behalf of the Eligible Employee, even if he or she is not yet a Participant. The Employee shall be responsible for furnishing satisfactory evidence, in such manner as prescribed by the Administrator, that the amount is eligible for rollover treatment. A rollover contribution received directly from an Eligible Employee must be paid to the Trustee in cash within 60 days after the date received by the Eligible Employee from a qualified plan or conduit individual retirement account. Contributions described in this paragraph shall be posted to the applicable Employee's Rollover Account as of the date received by the Trustee.

               If it is later determined that an amount contributed pursuant to the above paragraph did not in fact qualify as a rollover contribution under Code section 402(c) or 408(d)(3)(A)(ii), the balance credited to the Employee's Rollover Account shall immediately be (1) segregated from all other Plan assets, (2) treated as a nonqualified trust established by and for the benefit of the Employee, and (3) distributed to the Employee. Any such nonqualifying rollover shall be deemed never to have been a part of the Plan.

     4.2       Transfers From Other Qualified Plans

               The Administrator may instruct the Trustee to receive assets in cash or in kind directly from another qualified plan. The Trustee may refuse the receipt of any transfer if:

               (a)      the Trustee finds the in-kind assets unacceptable;

               (b) instructions for posting amounts to Participants' Accounts are incomplete;

               (c) any amounts are not exempted by Code section 401(a)(11)(B) from the annuity requirements of Code section 417; or

               (d) any amounts include benefits protected by Code section 411(d)(6) which would not be preserved under applicable Plan provisions.

               Such amounts shall be posted to the appropriate Accounts of Participants as of the date received by the Trustee.

 5   EMPLOYER CONTRIBUTIONS

     5.1       Matching Contributions

               (a) Frequency and Eligibility. For each period for which Participants' Contributions are made, the Employer shall make Matching Contributions, as described in the following Allocation Method paragraph, on behalf of each Participant who contributed during the period.

               (b) Allocation Method. The Matching Contributions (including any Forfeiture Account amounts applied as Matching Contributions in accordance with Section 8) for each period shall total 75% of the sum of each eligible Participant's combined Pre-Tax and After-Tax Contributions for the period, provided that no Matching Contributions (and Forfeiture Account amounts) shall be made based upon a Participant's Contributions in excess of 6% of his or her Pay.

               (c) Timing, Medium and Posting. The Employer shall make each period's Matching Contribution in cash as soon as is feasible, and for purposes of deducting such Contribution, not later than the Employer's federal tax filing date, including extensions. The Trustee shall post such amount to each Participant's Matching Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant's Matching Account.

 6   ACCOUNTING

     6.1       Individual Participant Accounting

               The Administrator shall maintain an individual set of Accounts for each Participant in order to reflect transactions both by type of Contribution and investment medium. Financial transactions shall be accounted for at the individual Account level by posting each transaction to the appropriate Account of each affected Participant. Participant Account values shall be maintained in shares for the Investment Funds and in dollars for their Sweep and Participant loan Accounts. At any point in time, the Account value shall be determined using the most recent Trade Date values provided by the Trustee.

     6.2       Sweep Account is Transaction Account

               All transactions related to amounts being contributed to or distributed from the Trust shall be posted to each affected Participant's Sweep Account. Any amount held in the Sweep Account will be credited with interest up until the date on which it is removed from the Sweep Account.

     6.3       Trade Date Accounting and Investment Cycle

               Participant Account values shall be determined as of each Trade Date. For any transaction to be processed as of a Trade Date, the Trustee must receive instructions for the transaction by the Sweep Date. Such instructions shall apply to amounts held in the Account on that Sweep Date. Financial transactions of the Investment Funds shall be posted to Participants' Accounts as of the Trade Date, based upon the Trade Date values provided by the Trustee, and settled on the Settlement Date.

     6.4       Accounting for Investment Funds

               Investments in each Investment Fund shall be maintained in shares. The Trustee is responsible for determining the share values of each Investment Fund as of each Trade Date. To the extent an Investment Fund is comprised of collective investment funds of the Trustee, or any other fiduciary to the Plan, the share values shall be determined in accordance with the rules governing such collective investment funds, which are incorporated herein by reference. All other share values shall be determined by the Trustee. The share value of each Investment Fund shall be based on the fair market value of its underlying assets.

     6.5       Payment of Fees and Expenses

               Except to the extent Plan fees and expenses related to Account maintenance, transaction and Investment Fund management and maintenance, as set forth below, are paid by the Employer directly, or indirectly, through the Forfeiture Account as directed by the Administrator, such fees and expenses shall be paid as set forth below. The Employer may pay a lower portion of the fees and expenses allocable to the Accounts of Participants who are no longer Employees.

               (a) Account Maintenance: Account maintenance fees and expenses, may include but are not limited to, administrative, Trustee, government annual report preparation, audit, legal, nondiscrimination testing, and fees for any other special services. Account maintenance fees shall be charged to Participants on a per Participant basis provided that no fee shall reduce a Participant's Account balance below zero.

               (b) Transaction: Transaction fees and expenses, may include but are not limited to, recurring payment, Investment Fund election change and loan fees. Transaction fees shall be charged to the Participant's Account involved in the transaction provided that no fee shall reduce a Participant's Account balance below zero. After migration to MLII there will be no limit on the number of investment fund election changes and no fees assessed on investment fund election changes by a Participant.

               (c) Investment Fund Management and Maintenance: Management and maintenance fees and expenses related to the Investment Funds shall be charged at the Investment Fund level and reflected in the net gain or loss of each Fund.

               As of the Effective Date, a breakdown of which Plan fees and expenses shall generally be borne by the Trust (and charged to individual Participants' Accounts) and those that shall be paid by the Employer, directly or indirectly, is set forth in Appendix B and may be changed from time to time, without the necessity of amending this Plan and Trust Document.

               The Trustee shall have the authority to pay any such fees and expenses, which remain unpaid by the Employer for 60 days, from the Trust.

     6.6       Accounting for Participant Loans

               Participant loans shall be held in a separate Account of the Participant and accounted for in dollars as an earmarked asset of the borrowing Participant's Account.

     6.7       Error Correction

               The Administrator may correct any errors or omissions in the administration of the Plan by restoring any Participant's Account balance with the amount that would be credited to the Account had no error or omission been made. Funds necessary for any such restoration shall be provided through payment made by the Employer, or by the Trustee to the extent the error or omission is attributable to actions or inactions of the Trustee, or if the restoration involves an Account holding amounts contributed by an Employer, the Administrator may direct the Trustee to use amounts from the Forfeiture Account.

     6.8       Participant Statements

               The Administrator shall provide Participants with statements of their Accounts as soon after the end of each quarter of the Plan Year as is administratively feasible.

6.9      Special Accounting During Conversion Period

         The Administrator and Trustee may use any reasonable accounting methods in performing their respective duties during the period of converting the prior accounting system of the Plan and Trust to conform to the individual Participant accounting system described in this Section. This includes, but is not limited to, the method for allocating net investment gains or losses and the extent, if any, to which contributions received by and distributions paid from the Trust during this period share in such allocation.

6.10     Accounts for QDRO Beneficiaries

         A separate Account shall be established for an alternate payee entitled to any portion of a Participant's Account under a QDRO as of the date and in accordance with the directions specified in the QDRO. In addition, a separate Account may be established during the period of time the Administrator, a court of competent jurisdiction or other appropriate person is determining whether a domestic relations order qualifies as a QDRO. Such a separate Account shall be valued and accounted for in the same manner as any other Account.

         (a) Distributions Pursuant to QDROs. If a QDRO so provides, the portion of a Participant's Account payable to an alternate payee may be distributed, in a form as permissible under the Distribution Once Employment Ends Section, to the alternate payee at the time specified in the QDRO, regardless of whether the Participant is entitled to a distribution from the Plan at such time.

         (b) Participant Loans. Except to the extent required by law, an alternate payee, on whose behalf a separate Account has been established, shall not be entitled to borrow from such Account. If a QDRO specifies that the alternate payee is entitled to any portion of the Account of a Participant who has an outstanding loan balance, all outstanding loans shall generally continue to be held in the Participant's Account and shall not be divided between the Participant's and alternate payee's Accounts.

         (c) Investment Direction. Where a separate Account has been established on behalf of an alternate payee and has not yet been distributed, the alternate payee may direct the investment of such Account in the same manner as if he or she were a Participant.

7        INVESTMENT FUNDS AND ELECTIONS

         7.1      Investment Funds

                  Except for Participants' Sweep and loan Accounts, the Trust shall be maintained in various Investment Funds. The Administrator shall select the Investment Funds offered to Participants and may change the number or composition of the Investment Funds, subject to the terms and conditions agreed to with the Trustee. As of the Execution Date, a list of the Investment Funds offered to Participants is set forth in Appendix A, and may be changed from time to time, without the necessity of amending this Plan and Trust document.

         7.2      Investment Fund Elections

                  Each Participant shall direct the investment of all of his or her Contribution Accounts except for these Accounts:

                           Matching Account

                  which shall be entirely invested in the Investment Fund specified by the Administrator, which Investment Fund as of the Execution Date is set forth in Appendix A. Effective June 30, 1992 and anytime thereafter, a Participant who has attained age 59 1/2 may direct the investment of the balances in his or her Matching Account. Future amounts allocated to his or her Matching Account will continue to be entirely invested in the Investment Fund specified by the Administrator, until otherwise directed by the Participant.

                  A Participant shall make his or her investment election in any combination of one or any number of the Investment Funds offered in accordance with the procedures established by the Administrator and Trustee. However, during the period of converting the prior accounting system of the Plan and Trust to conform to the individual Participant accounting system described in Section 6, Trust assets may be held in any investment vehicle permitted by the Plan, as directed by the Administrator, irrespective of Participant investment elections.

                  The Administrator may set a maximum percentage of the total election that a Participant may direct into any specific Investment Fund, which maximum, if any, is set forth in Appendix A, and may be changed from time to time, without the necessity of amending this Plan and Trust document.

         7.3      Responsibility for Investment Choice

                  Each Participant shall be solely responsible for the selection of his or her Investment Fund choices. No fiduciary with respect to the Plan is empowered to advise a Participant as to the manner in which his or her Accounts are to be invested, and the fact that an Investment Fund is offered shall not be construed to be a recommendation for investment.

         7.4      Default if No Election

                  The Administrator shall specify an Investment Fund for the investment of that portion of a Participant's Account which is not yet held in an Investment Fund and for which no valid investment election is on file. The Investment Fund specified as of the Execution Date is as set forth in Appendix A, and may be changed from time to time, without the necessity of amending this Plan and Trust document.

         7.5      Timing

                  A Participant shall make his or her initial investment election upon becoming a Participant and may change his or her election at any time in accordance with the procedures established by the Administrator and Trustee. Investment elections received by the Trustee by the Sweep Date will be effective on the following Trade Date.

         7.6      Investment Fund Election Change Fees

                  A reasonable processing fee may be charged directly to a Participant's Account for Investment Fund election changes in excess of a specified number per year as determined by the Administrator. After migration to MLII there will be no limit on the number of investment fund election changes and no fees assessed on investment fund election changes by a Participant.

8        VESTING & FORFEITURES

         8.1      Fully Vested Contribution Accounts

                  All Participants hired prior to January 1, 2000, shall be fully vested in all Accounts at all times.

                  All Participants hired after January 1, 2000, shall be fully vested in these Accounts at all times:

                                 Pre-Tax Account
                                After-Tax Account
                                Rollover Account
                           Prior Plan Matching Account

         8.2      Full Vesting Upon Certain Events

                  A Participant's entire Account shall become fully vested once he or she has attained his or her Normal Retirement Date while an Employee or upon his or her terminating employment with all Related Companies due to his or her Disability or death.

         8.3      Vesting Schedule

                  In addition to the vesting provided above, a Participant's Matching Account shall become vested in accordance with the following schedule:

                         YEARS OF VESTING                  VESTED
                             SERVICE                     PERCENTAGE
                        ------------------              ------------
                           Less than 5                        0%
                            5 or more                       100%

                  If this vesting schedule is changed, the vested percentage for each Participant shall not be less than his or her vested percentage determined as of the last day prior to this change, and for any Participant with at least three Years of Vesting Service when the schedule is changed, his or her vested percentage shall be determined using the more favorable vesting schedule.

         8.4      Forfeitures of Non-Vested Account Balances

                  A Terminated Participant shall forfeit his or her non-vested Account balance as soon as administratively feasible after the earliest of the date he or she:

                  (a) is determined to be a Terminated Participant, if his or her vested Account balance is zero;

                  (b) receives a complete distribution of his or her vested Account balance; or

                  (c)      incurs a Break in Service.

                  Forfeitures from all Accounts subject to vesting shall be transferred to and maintained in the Forfeiture Account.

         8.5      Use of Forfeiture Account Amounts

                  Forfeiture Account amounts, attributable to non-vested Account balances forfeited prior to the January 1, 2000 in accordance with the Plan provisions then in effect, shall be used to restore Accounts, to pay Plan fees and expenses, and applied to future Matching Contributions to be made, as directed by the Administrator.

         8.6      Rehired Employees

                  (a) Service Restoration. If a former Employee again becomes an Employee, all Periods of Employment credited when his or her employment last terminated shall be counted in determining his or her vested interest.

                  (b) Account Restoration. If a former Employee again becomes an Employee before he or she incurs a Break in Service, the amount forfeited after his or her employment last terminated shall be restored to his or her Account. The restoration shall include the interest which would have been credited had such forfeiture been invested in the Sweep Account from the date forfeited until the date the restoration amount is restored. The restoration amount shall come from the Forfeiture Account to the extent possible, and any additional amount needed shall be contributed by the Employer. His or her vested interest in the restored Account shall then be equal to:


                                        V% times (AB + D) - D

                           where:

                           V% = current vested percentage
                           AB = current Account balance
                           D = amount previously distributed from Account}

9        PARTICIPANT LOANS

         9.1      Participant Loans Permitted

                  Loans to Participants are permitted pursuant to the terms and conditions set forth in this Section.

         9.2      Loan Application, Note and Security

                  A Participant shall apply for any loan in such manner and with such advance notice as prescribed by the Administrator. All loans shall be evidenced by a promissory note, secured only by the portion of the Participant's Account from which the loan is made, and the Plan shall have a lien on this portion of his or her Account.

         9.3      Spousal Consent

                  A Participant is not required to obtain Spousal Consent in order to take out a loan under the Plan.

         9.4      Loan Approval

                  The Administrator, or the Trustee if otherwise authorized by the Administrator and expressly agreed to by the Trustee, is responsible for determining that an loan request conforms to the requirements described in this Section and granting such request.

         9.5      Loan Funding Limits

                  The loan amount must meet all of the following limits as determined as of the Sweep Date the loan is processed:

                  (a) Plan Minimum Limit. The minimum amount for any loan is $1,000.

                  (b) Plan Maximum Limit. Subject to the legal limit described in (c) below, the maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 100% of the following Accounts which are fully vested:

                                       Pre-Tax Account
                                       Rollover Account
                                       After-Tax Account

                  (c) Legal Maximum Limit. The maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 50% of his or her vested Account balance, not to exceed $50,000. However, the $50,000 maximum is reduced by the Participant's highest outstanding loan balance during the 12 month period ending on the day before the Sweep Date as of which the loan is made. For purposes of this paragraph, the qualified plans of all Related Companies shall be treated as though they are part of this Plan to the extent it would decrease the maximum loan amount.

         9.6      Maximum Number of Loans

                  A Participant may have a maximum of two loans outstanding at any given time, except that a participant may have more than two loans outstanding at any given time as a result of transfer on his or her behalf of more than two loans from a predecessor plan as merged herein. During any period such a Participant has two or more loans outstanding, a new loan may not be secured.

         9.7      Source and Timing of Loan Funding

                  A loan to a Participant shall be made solely from the assets of his or her own Accounts. The available assets shall be determined first by Account type and then by investment type within each type of Account. The hierarchy for loan funding by type of Account shall be the order listed in the preceding Plan Maximum Limit paragraph. Within each Account used for funding a loan, amounts shall first be taken from the Sweep Account and then taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the loan is processed.

                  Loans will be funded on the Settlement Date following the Trade Date as of which the loan is processed. The Trustee shall make payment to the Participant as soon thereafter as administratively feasible.

         9.8      Interest Rate

                  The interest rate charged on Participant loans shall be a fixed reasonable rate of interest, determined from time to time by the Administrator, which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. As of the Effective Date, the interest rate is determined as set forth in Appendix C, and may be changed from time to time, without the necessity of amending this Plan and Trust document.

         9.9      Repayment

                  Substantially level amortization shall be required of each loan with payments made at least monthly, generally through payroll deduction. Loans may be prepaid in full or in part at any time. The Participant may choose the loan repayment period, not to exceed five years.

         9.10     Repayment Hierarchy

                  Prior to migration to MLII, loan principal payments shall be credited to the Participant's Accounts in the inverse of the order used to fund the loan. After migration to MLII, loan principal payments shall be credited to the Participants' Accounts in the same order used to fund the loan. Loan interest shall be credited to the Participant's Accounts in direct proportion to the principal payment. Loan payments are credited to the Investment Funds based upon the Participant's current investment election for new Contributions.

         9.11     Repayment Suspension

                  The Administrator may agree to a suspension of loan payments for up to 12 months for a Participant who is on a Leave of Absence. During the suspension period interest shall continue to accrue on the outstanding loan balance. At the expiration of the suspension period all outstanding loan payments and accrued interest thereon shall be due unless otherwise agreed upon by the Administrator.

         9.12     Loan Default

                  A loan is treated as in default if a scheduled loan payment is not made at the time required. A Participant shall then have a grace period to cure the default before it becomes final. Such grace period shall be for a period that does not extend beyond the last day of the calendar quarter following the calendar quarter in which the scheduled loan payment was due or such lesser or greater maximum period as may later be authorized by Code section 72(p).

                  In the event a default is not cured within the grace period, the Administrator may direct the Trustee to report the outstanding principal balance of the loan and accrued interest thereon as a taxable distribution to the Participant. As soon as a Plan withdrawal or distribution to such Participant would otherwise be permitted, the Administrator may instruct the Trustee to execute upon its security interest in the Participant's Account by distributing the note to the Participant.

         9.13     Call Feature

                  The Administrator shall have the right to call any Participant loan once a Participant's employment with all Related Companies has terminated or if the Plan is terminated.

10       IN-SERVICE WITHDRAWALS

         10.1     In-Service Withdrawals Permitted

                  In-service withdrawals to a Participant who is an Employee are permitted pursuant to the terms and conditions set forth in this Section and pursuant to the terms and conditions set forth in Section 11 with regard to an in-service withdrawal made in accordance with a Participant's Required Beginning Date.

         10.2     In-Service Withdrawal Application and Notice

                  A Participant shall apply for any in-service withdrawal in such manner and with such advance notice as prescribed by the Administrator. Effective for in-service withdrawals applied for after December 31, 1992, the Participant shall be provided the notice prescribed by Code section 402(f).

                  If an in-service withdrawal is one to which Code sections 401(a)(11) and 417 do not apply, such in-service withdrawal may commence less than 30 days after the aforementioned notice is provided, if:

                  (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notice to consider his or her option to elect or not elect a Direct Rollover for the portion, if any, of his or her in-service withdrawal which will constitute an Eligible Rollover Distribution; and

                  (b) the Participant after receiving such notice, affirmatively elects a Direct Rollover for the portion, if any, of his or her in-service withdrawal which will constitute an Eligible Rollover Distribution or alternatively elects to have such portion made payable directly to him or her, thereby not electing a Direct Rollover.

         10.3     Spousal Consent

                  A Participant is not required to obtain Spousal Consent in order to make an in-service withdrawal under the Plan.

         10.4     In-Service Withdrawal Approval

                  The Administrator, or the Trustee if otherwise authorized by the Administrator and expressly agreed to by the Trustee, is responsible for determining that an in-service withdrawal request conforms to the requirements described in this Section and granting such request.

         10.5     Minimum Amount, Payment Form and Medium

                  There is no minimum amount for any type of withdrawal. For withdrawals made after December 31, 1992, with regard to the portion of a withdrawal representing an Eligible Rollover Distribution, a Participant may elect a Direct Rollover. The form of payment for an in-service withdrawal shall be a single lump sum and payment shall be made in cash.

         10.6     Source and Timing of In-Service Withdrawal Funding

                  An in-service withdrawal to a Participant shall be made solely from the assets of his or her own Accounts and will be based on the Account values as of the Trade Date the in-service withdrawal is processed. The available assets shall be determined first by Account type and then by investment type within each type of Account. Within each Account used for funding an in-service withdrawal, amounts shall first be taken from the Sweep Account and then taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes Participant loans) as of the Trade Date on which the in-service withdrawal is processed.

                  In-Service withdrawals will be funded on the Settlement Date following the Trade Date as of which the in-service withdrawal is processed. The Trustee shall make payment as soon thereafter as administratively feasible.

         10.7     Hardship Withdrawals

                  (a) Requirements. A Participant who is an Employee may request the withdrawal of up to the amount necessary to satisfy a financial need including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal. Only requests for withdrawals
                           (1) on account of a Participant's "Deemed Financial Need" or "Demonstrated Financial Need", and (2) which are "Demonstrated as Necessary" to satisfy the financial need will be approved.

                  (b) "Deemed Financial Need". Financial commitments relating to:

                           (1) the payment of unreimbursable medical expenses described under Code section 213(d) incurred (or to be incurred) by the Employee, his or her spouse or dependents;

                           (2) the purchase (excluding mortgage payments) of the Employee's principal residence;

                           (3) the payment of unreimbursable tuition and related educational fees for up to the next 12 months of post-secondary education for the Employee, his or her spouse or dependents;

                           (4) the payment of funeral expenses of an Employee's family member;

                           (5) the payment of amounts necessary for the Employee to prevent losing his or her principal residence through eviction or foreclosure on the mortgage; or

                           (6)      any other circumstance specifically
                                    permitted under Code section
                                    401(k)(2)(B)(i)(IV).

                  (c) "Demonstrated Financial Need". A determination by the Administrator that a severe financial hardship to the Participant has resulted from:

                           (1) a sudden and unexpected illness or accident to the Employee or his or her spouse or dependents;

                           (2) the loss, due to casualty, of the Employee's property other than nonessential property (such as a boat or a television); or

                           (3) some other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Employee.

                  (d) "Demonstrated as Necessary". A withdrawal is "demonstrated as necessary" to satisfy the financial need only if the withdrawal amount does not exceed the financial need, the Employee represents that he or she is unable to relieve the financial need (without causing further hardship) by doing any or all of the following and the Administrator does not have actual knowledge to the contrary:

                           (1) receiving any reimbursement or compensation from insurance or otherwise;

                           (2) reasonably liquidating his or her assets and the assets of his or her spouse or minor children that are reasonably available to the Employee;

                           (3) ceasing all of his or her contributions to all qualified and nonqualified plans of deferred compensation and all stock option or stock purchase plans maintained by Related Companies;

                           (4) obtaining all other possible withdrawals and nontaxable loans available from all plans maintained by Related Companies; and

                           (5) obtaining all possible loans from commercial sources on reasonable commercial terms.

                  (e) Account Sources for Withdrawal. All available amounts must first be withdrawn from a Participant's After-Tax Account. The remaining withdrawal amount shall come only from the Participant's fully vested Accounts, in the following priority order:

                                    Rollover Account
                                    Prior Plan Employer Account
                                    Pre-Tax Account

                           The amount that may be withdrawn from a Participant's Pre-Tax Account shall not include any earnings credited to his or her Pre-Tax Account after the start of the first Plan Year beginning after December 31, 1988.

                  (f) Permitted Frequency. There is no restriction on the number of Hardship withdrawals permitted to a Participant.

                  (g) Suspension from Further Contributions. Upon making a Hardship withdrawal a Participant may not make additional Contributions for a period of twelve months from the date the withdrawal payment is made.

         10.8     After-Tax Account Withdrawals

                  (a) Requirements. A Participant who is an Employee may withdraw up to the entire balance from his or her After-Tax Account.

                  (b) Permitted Frequency. The maximum number of After-Tax Account withdrawals permitted to a Participant in any 12-month period is one.

                  (c) Suspension from Further Contributions. Upon making an After-Tax Account withdrawal, a Participant may not make additional Contributions for a period of three months from the date the withdrawal payment is made.

         10.9     Over Age 59 Withdrawals

                  (a) Requirements. A Participant who is an Employee and over age 59 1/2 may withdraw from the Accounts listed in paragraph (b) below.

                  (b) Account Sources for Withdrawal. The withdrawal amount shall come only from the Participant's fully vested Accounts, in the following priority order with the exception that the Participant may instead choose to have amounts taken from his or her After-Tax Account first:

                                    Rollover Account
                                    Pre-Tax Account
                                    Matching Account
                                    Prior Plan Employer Account
                                    After-Tax Account

                  (c) Permitted Frequency. The maximum number of Over Age 59 1/2 withdrawals permitted to a Participant in any 12-month period is one.

                  (d) Suspension from Further Contributions. An Over Age 59 1/2 withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

11       DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR AS REQUIRED BY LAW

         11.1     Benefit Information, Notices and Election

                  A Participant, or his or her Beneficiary in the case of his or her death, shall be provided with information regarding all optional times and forms of distribution available under the Plan, including the notices prescribed by Code sections 402(f) and 411(a)(11). Subject to the other requirements of this Section, a Participant, or his or her Beneficiary in the case of his or her death, may elect, in such manner and with such advance notice as prescribed by the Administrator, to have his or her vested Account balance distributed beginning upon any Settlement Date following the Participant's termination of employment with all Related Companies and a reasonable period of time during which the Administrator shall process, and inform the Trustee of, the Participant's termination or, if earlier, at the time of the Participant's Required Beginning Date.

                  Notwithstanding, if a Participant's termination of employment with all Related Companies does not constitute a separation from service for purposes of Code section 401(k)(2)(B)(i)(I) or otherwise constitute an event set forth under Code section 401(k)(10)(A)(ii) or (iii) as described in Section 19.3, the portion of a Participant's Account subject to the distribution rules of Code section 401(k) may not be distributed until such time as he or she separates from service for purposes of Code section 401(k)(2)(B)(i)(I) or, if earlier, upon such other event as described in Code section 401(k)(2)(B) and as provided for in the Plan.

                  Code sections 401(a)(11) and 417 do not apply to distributions under the Plan. A distribution may commence less than 30 days after the aforementioned notices are provided, if:

                  (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notices to consider the decision as to whether to elect a distribution and if so to elect a particular form of distribution and to elect or not elect a Direct Rollover for all or a portion, if any, of his or her distribution which constitutes an Eligible Rollover Distribution; and

                  (b) the Participant after receiving such notices, affirmatively elects a distribution and a Direct Rollover for all or a portion, if any, of his or her distribution which constitutes an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof; and

                  (c) if such distribution is one to which Code sections 401(a)(11) and 417 apply, the Participant's election includes Spousal Consent.

         11.2     Spousal Consent

                  A Participant is not required to obtain Spousal Consent in order to receive a distribution under the Plan.

         11.3     Payment Form and Medium

                  A Participant shall be paid in the form of a single lump sum. Notwithstanding, a Participant who is an Employee at the time he or she is required by law to commence distribution, or anytime thereafter, may instead elect to be paid annually in a lump sum an amount sufficient to comply with Code section 401(a)(9).

                  Distributions shall generally be made in cash. Alternatively, a lump sum payment may be made in a combination of cash and whole shares of Company Stock (to the extent invested in the Company Stock Fund). With regard to the portion of a distribution representing an Eligible Rollover Distribution, a Distributee may elect a Direct Rollover for all or a portion of such amount.

         11.4     Distribution of Small Amounts

                  Effective for Plan Years beginning after August 5, 1997, if after a Participant's employment with all Related Companies ends, the Participant's vested Account balance is $5,000 or less, the Participant's benefit shall be paid as a single lump sum as soon as administratively feasible in accordance with procedures prescribed by the Administrator.

         11.5     Source and Timing of Distribution Funding

                  A distribution to a Participant shall be made solely from the assets of his or her own Accounts and will be based on the Account values as of the Trade Date the distribution is processed. The available assets shall be determined first by Account type and then by investment type within each type of Account. Within each Account used for funding a distribution, amounts shall first be taken from the Sweep Account and then taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the distribution is processed.

                  Distributions will be funded on the Settlement Date following the Trade Date as of which the distribution is processed. The Trustee shall make payment as soon thereafter as administratively feasible.

         11.6     Latest Commencement Permitted

                  In addition to any other Plan requirements and unless a Participant elects otherwise, his or her benefit payments shall begin not later than 60 days after the end of the Plan Year in which he or she attains his or her Normal Retirement Date or retires, whichever is later. However, if the amount of the payment or the location of the Participant (after a reasonable search) cannot be ascertained by that deadline, payment shall be made no later than 60 days after the earliest date on which such amount or location is ascertained but in no event later than the Participant's Required Beginning Date. A Participant's failure to elect in such manner as prescribed by the Administrator to have his or her vested Account balance distributed, shall be deemed an election by the Participant to defer his or her distribution but in no event shall his or her benefit payments commence later than his or her Required Beginning Date.

                  With regard to a Participant who is an Employee and who commenced benefit payments in accordance with Code section 401(a)(9) as in effect prior to

                  January 1, 1997, and who is not a 5% Owner, he or she may, but is not required to, discontinue such benefit payments until he or she is otherwise required to again commence benefit payments in accordance with Code section 401(a)(9) as in effect for calendar years commencing after December 31, 1996. A Participant who elects to discontinue such benefit payments in accordance with the preceding sentence shall thereby render his or her existing payment election and, if applicable, any Spousal Consent to such election, as void and a new election including, if applicable, Spousal Consent to such new election, shall be required subject to the provisions of
                  Section 11 at the time he or she is required to again commence benefit payments in accordance with Code section 401(a)(9) as in effect for calendar years commencing after December 31, 1996.

                  Notwithstanding any provision of the Plan to the contrary, distributions may be made pursuant to the terms of any method of distribution elected by an Employee who was a Participant prior to January 1, 1984, in accordance with the terms of the Plan as in effect immediately prior to that date, provided that the election shall remain in effect only until revoked and (if revoked) may not later be reinstated.

                  If benefit payments cannot begin at the time required because the location of the Participant cannot be ascertained (after a reasonable search), the Administrator may, at any time thereafter, treat such person's Account as forfeited subject to the provisions of Section 18.6.

         11.7     Payment Within Life Expectancy

                  The Participant's payment election must be consistent with the requirement of Code section 401(a)(9) that all payments are to be completed within a period not to exceed the lives or the joint and last survivor life expectancy of the Participant and his or her Beneficiary. The life expectancies of a Participant and his or her Beneficiary, if such Beneficiary is his or her spouse, may be recomputed annually.

         11.8     Incidental Benefit Rule

                  The Participant's payment election must be consistent with the requirement that, if the Participant's spouse is not his or her sole primary Beneficiary, the minimum annual distribution for each calendar year, beginning with the calendar year preceding the calendar year that includes the Participant's Required Beginning Date, shall not be less than the quotient obtained by dividing (a) the Participant's vested Account balance as of the last Trade Date of the preceding year by (b) the applicable divisor as determined under the incidental benefit requirements of Code section 401(a)(9).

         11.9     Payment to Beneficiary

                  Payment to a Beneficiary must be completed by the end of the calendar year that contains the fifth anniversary of the Participant's death, except that:

                  Payment to a Beneficiary must either (i) be completed by the end of the calendar year that contains the fifth anniversary of the Participant's death or (ii) begin by the end of the calendar year that contains the first anniversary of the

                  Participant's death and be completed within the period of the Beneficiary's life or life expectancy, except that:

                  (a) If the Participant dies after his or her Required Beginning Date, payment to his or her Beneficiary must be made at least as rapidly as provided in the Participant's distribution election;

                  (b) If the surviving spouse is the Beneficiary, payments need not begin until the later of (i) the end of the calendar year that includes the first anniversary of the Participant's death, or (ii) the end of the calendar year in which the Participant would have attained age 70 1/2 and must be completed within the spouse's life or life expectancy; and

                  (c) If the Participant and the surviving spouse who is the Beneficiary die (i) before the Participant's Required Beginning Date and (ii) before payments have begun to the spouse, the spouse shall be treated as the Participant in applying these rules.

         11.10    Beneficiary Designation

                  Each Participant may complete a beneficiary designation form indicating the Beneficiary who is to receive the Participant's remaining Plan interest at the time of his or her death. The designation may be changed at any time. However, a Participant's spouse shall be the sole primary Beneficiary unless the designation includes Spousal Consent for another Beneficiary. If no proper designation is in effect at the time of a Participant's death or if the Beneficiary does not survive the Participant, the Beneficiary shall be, in the order listed, the:

                  (a)      Participant's surviving spouse,

                  (b) Participant's children, in equal shares, per stirpes (by right of representation), or

                  (c)      Participant's estate.

12       ADP AND ACP TESTS

         12.1     Contribution Limitation Definitions

                  The following definitions are applicable to this Section 12 (where a definition is contained in both Sections 1 and 12, for purposes of Section 12 the Section 12 definition shall be controlling):

                  (a) "ACP" or "Average Contribution Percentage". The Average Percentage calculated using Contributions allocated to Participants as of a date within the Plan Year.

                  (b) "ACP Test". The determination of whether the ACP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

                  (c) "ADP" or "Average Deferral Percentage". The Average Percentage calculated using Deferrals allocated to Participants as of a date within the Plan Year.

                  (d) "ADP Test". The determination of whether the ADP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

                  (e) "Average Percentage". The average of the calculated percentages for Participants within the specified group. The calculated percentage refers to either the "Deferrals" or "Contributions" (as defined in this Section) made on each Participant's behalf for the Plan Year, divided by his or her Compensation for the portion of the Plan Year in which he or she was an Eligible Employee while a Participant. (Pre-Tax Contributions which will be refunded solely because they exceed the Contribution Dollar Limit are included in the percentage for the HCE Group but not for the NHCE Group if such excess Pre-Tax Contributions were made to plans of Related Companies.)

                  (f) "Contributions" shall include Matching and After-Tax Contributions. In addition, Contributions may include Pre-Tax Contributions, but only to the extent that
                           (1) the Employer elects to use them, (2) they are not used or counted in the ADP Test, and (3) Contributions are fully vested when made, not withdrawable by an Employee before he or she attains age 59 1/2 and (4) they otherwise satisfy the requirements as prescribed under Code section 401(m) permitting treatment as Contributions for purposes of the ACP Test, including with regard to Contributions, satisfaction of the requirements of Code section 401(a) in the manner prescribed under Code section 401(m)(3) they are necessary to meet the ACP Test Alternative Limitation (defined in Section 12.2 (b)) or the Multiple Use Test.

                  (g) "Current Year Testing Method". The use of the Plan Year's ADP for the Plan Year's NHCE Group for purposes of performing the Plan Year's ADP Test and/or the use of the Plan Year's ACP for the Plan Year's NHCE Group for purposes of performing the Plan Year's ACP Test.

                  (h) "Deferrals" shall include Pre-Tax Contributions. In addition, Deferrals may include Matching Contributions, but only to the extent that (1) the Employer elects to use them, (2) they are not used or counted in the ACP Test, and (3) such Contributions are fully vested when made and not withdrawable by an Employee before he or she attains age 59 1/2.

                  (i) "HCE" or "Highly Compensated Employee". For Plan Years commencing after December 31, 1996, with respect to all Related Companies, an Employee who (in accordance with Code section 414(q)):

                           (1) Was a more than 5% Owner (within the meaning of Code section 414(q)(2)) at any time during the Plan Year or the preceding Plan Year; or

                           (2) Received Compensation during the preceding Plan Year in excess of $80,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)).

                           A former Employee shall be treated as an HCE if (1) such former Employee was an HCE when he or she separated from service, or (2) such former Employee was an HCE in service at any time after attaining age 55.

                  (j) "HCE Group" and "NHCE Group". With respect to all Related Companies, the respective group of HCEs and NHCEs who are eligible to have amounts contributed on their behalf for the respective Plan Year, including Employees who would be eligible but for their election not to participate or to contribute, or because their Pay is greater than zero but does not exceed a stated minimum. For Plan Years commencing after December 31, 1998, with respect to all Related Companies, if the Plan permits participation prior to an Eligible Employee's satisfaction of the minimum age and service requirements of Code section 410(a)(1)(A), Eligible Employees who have not met the minimum age and service requirements of Code section 410(a)(1)(A) may be excluded in the determination of the NHCE Group, but not in the determination of the HCE Group, for purposes of (i) the ADP Test, if Code section 410(b)(4)(B) is applied in determining whether the 401(k) portion of the Plan meets the requirements of Code section 410(b), or (ii) the ACP Test, if Code section 410(b)(4)(B) is applied in determining whether the 401(m) portion of the Plan meets the requirements of Code section 410(b).

                           (1) If the Related Companies maintain two or more plans which are subject to the ADP or ACP Test and are considered as one plan for purposes of Code sections 401(a)(4) or 410(b), all such plans shall be aggregated and treated as one plan for purposes of meeting the ADP and ACP Tests, provided that the plans may only be aggregated if they have the same plan year.

                           (2) If an HCE is covered by more than one cash or deferred arrangement maintained by the Related Companies, all such plans shall be aggregated and treated as one plan (other than those plans that may not be permissively aggregated) for purposes of calculating the separate percentage for the HCE which is used in the determination of the Average Percentage. For purposes of the preceding sentence, if such plans have different plan years, the plans are aggregated with respect to the plan years ending with or within the same calendar year.

                  (k)      "Multiple Use Test". The test described in Section
                           12.4 which a Plan must meet where the Alternative Limitation (described in Section 12.2(b)) is used to meet both the ADP and ACP Tests.

                  (l) "NHCE" or "Non-Highly Compensated Employee". An Employee who is not an HCE.

                  (m) "Prior Year Testing Method". The use of the preceding Plan Year's ADP for the preceding Plan Year's NHCE Group for purposes of performing the Plan Year's ADP Test and/or the use of the preceding Plan Year's ACP for the preceding Plan Year's NHCE Group for purposes of performing the Plan Year's ACP Test.

         12.2     ADP and ACP Tests

                  For Plan Years commencing before January 1, 1997, for each Plan Year, the Current Year Testing Method shall be used and the ADP and ACP for the HCE Group must meet either the Basic or Alternative Limitation when compared to the respective ADP and ACP for the NHCE Group, defined below:

                  For Plan Years commencing after December 31, 1996, for each Plan Year, the Prior Year Testing Method shall be used and the ADP and ACP for the HCE Group must meet either the Basic or Alternative Limitation when compared to the respective preceding Plan Year's ADP and ACP for the preceding Plan Year's NHCE Group, defined as follows:

                  (a) Basic Limitation. The HCE Group Average Percentage may not exceed 1.25 times the NHCE Group Average Percentage.

                  (b) Alternative Limitation. The HCE Group Average Percentage is limited by reference to the NHCE Group Average Percentage as follows:

        IF THE NHCE GROUP                             THEN THE MAXIMUM HCE
      AVERAGE PERCENTAGE IS:                      GROUP AVERAGE PERCENTAGE IS:
     -----------------------                     ------------------------------
           Less than 2%                          2 times NHCE Group Average %
            2% to 8%                             NHCE Group Average % plus 2%
           More than 8%                           NA - Basic Limitation applies


         12.3     Correction of ADP and ACP Tests

                  For Plan Years commencing after December 31, 1996, for each Plan Year, if the ADP or ACP Tests are not met, the Administrator shall determine, no later than the end of the next Plan Year, a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce the ADP and/or ACP or the HCE Group by a sufficient amount to meet the ADP and ACP Tests.

                  With regard to each HCE whose Deferral percentage and/or Contribution percentage is in excess of the maximum percentage, a dollar amount of excess Deferrals and/or excess Contributions shall then be determined by Such amounts shall then be aggregated to determine the total dollar amount of excess Deferrals and/or excess Contributions. ADP and/or ACP corrections shall be made in accordance with the leveling method as described below.

         (a) ADP Correction. The HCE with the highest Deferral dollar amount shall have his or her Deferral dollar amount reduced in an amount equal to the lesser of the dollar amount of excess Deferrals for all HCEs or the dollar amount that would cause his or her Deferral dollar amount to equal that of the HCE with the next highest Deferral dollar amount. The process shall be repeated until the total of the Deferral dollar amount reductions equals the dollar amount of excess Deferrals for all HCEs.

                  To the extent an HCE's Deferrals were determined to be reduced as described in the paragraph above, Pre-Tax Contributions shall, by the end of the next Plan Year, be refunded to the HCE, except that such amount to be refunded shall be reduced by Pre-Tax Contributions previously refunded because they exceeded the Contribution Dollar Limit.

         (b) ACP Correction. The HCE with the highest Contribution dollar amount shall have his or her Contribution dollar amount reduced in an amount equal to the lesser of the dollar amount of excess Contributions for all HCEs or the dollar amount that would cause his or her Contribution dollar amount to equal that of the HCE with the next highest Contribution dollar amount. The process shall be repeated until the total of the Contribution dollar amount reductions equals the dollar amount of excess Contributions for all HCEs.

                  To the extent an HCE's Contributions were determined to be reduced as described in the paragraph above, Contributions shall, by the end of the next Plan Year, be refunded to the HCE to the extent such amounts were not vested, as of the end of the Plan Year being tested. The excess amounts shall be taken from unmatched After-Tax Contributions and then as a proportional combination of matched After-Tax and Matching Contributions.

         (c) Investment Fund Sources. Once the amount of excess Deferrals and/or Contributions is determined, within each Account from which amounts are refunded amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes his or her Loan Account balance) as of the Trade Date on which the correction is processed.

         12.4     Multiple Use Test

                  If the Alternative Limitation (defined in Section 12.2) is used to meet both the ADP and ACP Tests, the ADP and ACP for the HCE Group must also comply with the requirements of Code section 401(m)(9). Such Code section requires that the sum of the ADP and ACP for the HCE Group (as determined after any corrections needed to meet the ADP and ACP Tests have been made) not exceed the sum (which produces the most favorable result) of:

                  (a) the Basic Limitation (defined in Section 12.2) applied to either the ADP or ACP for the NHCE Group, and

                  (b) the Alternative Limitation applied to the other NHCE Group percentage.

         12.5     Correction of Multiple Use Test

                  If the multiple use limit is exceeded, the Administrator shall determine a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce either or both the ADP or ACP for the HCE Group by a sufficient amount to meet the multiple use limit. Any excess shall be handled in the same manner that the distribution of excess Deferrals or Contributions are handled.

         12.6     Adjustment for Investment Gain or Loss

                  Any excess Deferrals or Contributions to be refunded to a Participant in accordance with Section 12.3 or 12.5 shall be adjusted for investment gain or loss. Refunds or forfeitures shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution or forfeitures.

         12.7     Testing Responsibilities and Required Records

                  The Administrator shall be responsible for ensuring that the Plan meets the ADP, ACP and Multiple Use Tests and that the Contribution Dollar Limit is not exceeded. In carrying out its responsibilities, the Administrator shall have sole discretion to limit or reduce Deferrals or Contributions at any time. The Administrator shall maintain records which are sufficient to demonstrate that the ADP, ACP and Multiple Use Tests have been met for each Plan Year for at least as long as the Employer's corresponding tax year is open to audit.

         12.8     Separate Testing

                  (a) Multiple Employers: The determination of HCEs, NHCEs, and the performance of the ADP, ACP and Multiple Use Tests and any corrective action resulting therefrom shall be made separately with regard to the Employees of each Employer (and its Related Companies) that is not a Related Company with the other Employer(s).

                  (b) Collective Bargaining Units: For Plan Years beginning after December 31, 1992, the performance of the ADP Test, and if applicable, the ACP Test and Multiple Use Test and any corrective action resulting therefrom shall be applied separately to Employees who are eligible to participate in the Plan as a result of a collective bargaining agreement.

                  In addition, separate testing may be applied, at the discretion of the Administrator and to the extent permitted under Treasury regulations, to any group of Employees for whom separate testing is permissible.

13     MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS

       13.1   "Annual Addition" Defined

              The sum of all amounts allocated to the Participant's Account for a Plan Year. Amounts include contributions (except for rollovers or transfers from another qualified plan), forfeitures and, if the Participant is a Key Employee (pursuant to Section 14) for the applicable or any prior Plan Year, medical benefits provided pursuant to Code section 419A(d)(1). For purposes of this Section 13.1, "Account" also includes a Participant's account in all other defined contribution plans currently or previously maintained by any Related Company. The Plan Year refers to the year to which the allocation pertains, regardless of when it was allocated. The Plan Year shall be the Code section 415 limitation year.

       13.2   Maximum Annual Addition

              The Annual Addition to a Participant's accounts under this Plan and any other defined contribution plan maintained by any Related Company for any Plan Year shall not exceed the lesser of (1) 25% of his or her Compensation or (2) $30,000 (as adjusted for the cost of living pursuant to Code section 415(d).

       13.3   Avoiding an Excess Annual Addition

              If, at any time during a Plan Year, the allocation of any additional Contributions would produce an excess Annual Addition for such year, Contributions to be made for the remainder of the Plan Year shall be limited to the amount needed for each affected Participant to receive the maximum Annual Addition.

       13.4   Correcting an Excess Annual Addition

              Upon the discovery of an excess Annual Addition to a Participant's Account (resulting from forfeitures, allocations, reasonable error in determining Participant compensation or the amount of elective contributions, or other facts and circumstances acceptable to the Internal Revenue Service) the excess amount (adjusted to reflect investment gains) shall first be returned to the Participant to the extent of his or her After-Tax Contributions, and then to the extent of his or her Pre-Tax Contributions (however to the extent After-Tax and/or Pre-Tax Contributions were matched, the applicable Matching Contributions shall be forfeited in proportion to the returned matched After-Tax and/or Pre-Tax Contributions) and the remaining excess, if any, plus returned Matching Contributions, shall be forfeited by the Participant and used to reduce subsequent Contributions as soon as is administratively feasible.

       13.5   Correcting a Multiple Plan Excess

              If a Participant, whose Account is credited with an excess Annual Addition, received allocations to more than one defined contribution plan, the excess shall be corrected by reducing the Annual Addition to this Plan only after all possible reductions have been made to the other defined contribution plans.

13.6   "Defined Benefit Fraction" Defined

       The fraction, for any Plan Year, where the numerator is the "projected annual benefit" and the denominator is the greater of 125% of the "protected current accrued benefit" or the normal limit which is the lesser of (1) 125% of the maximum dollar limitation provided under Code section 415(b)(1)(A) for the Plan Year or (2) 140% of the amount which may be taken into account under Code section 415(b)(1)(B) for the Plan Year, where a Participant's:

       (a) "projected annual benefit" is the annual benefit provided by the Plan determined pursuant to Code section 415(e)(2)(A), and

       (b) "protected current accrued benefit" in a defined benefit plan in existence on (1) July 1, 1982, shall be the accrued annual benefit provided for under Public Law 97-248, section 235(g)(4), as amended, or (2) on May 6, 1986, shall be the accrued annual benefit provided for under Public Law 99-514, section 1106(i)(3).

       For Plan Years commencing after December 31, 1999, the provisions of the preceding paragraph shall no longer be effective.

13.7   "Defined Contribution Fraction" Defined

       The fraction where the numerator is the sum of the Participant's Annual Addition for each Plan Year to date and the denominator is the sum of the "annual amounts" for each year in which the Participant has performed service with a Related Company. The "annual amount" for any Plan Year is the lesser of (1) 125% of the Code section 415(c)(1)(A) dollar limitation (determined without regard to subsection (c)(6)) in effect for the Plan Year and (2) 140% of the Code section 415(c)(1)(B) amount in effect for the Plan Year, where:

       (a) each Annual Addition is determined pursuant to the Code section 415(c) rules in effect for such Plan Year, and

       (b) the numerator is adjusted pursuant to Public Law 97-248, section 235(g)(3), as amended, or Public Law 99-514, section 1106(i)(4).

       For Plan Years commencing after December 31, 1999, the provisions of the preceding paragraph shall no longer be effective.

13.8   Combined Plan Limits and Correction

       If a Participant has also participated in a defined benefit plan maintained by a Related Company, the sum of the Defined Benefit Fraction and the Defined Contribution Fraction for any Plan Year may not exceed
       1.0. If the combined fraction exceeds 1.0 for any Plan Year, the Participant's benefit under any defined benefit plan (to the extent it has not been distributed or used to purchase an annuity contract) shall be limited so that the combined fraction does not exceed 1.0 before any defined contribution limits will be enforced.

       For Plan Years commencing after December 31, 1999, the provisions of the preceding paragraph shall no longer be effective.

14     TOP HEAVY RULES

       14.1   Top Heavy Definitions

              When capitalized, the following words and phrases have the following meanings when used in this Section:

              (a) "Aggregation Group". The group consisting of each qualified plan of an Employer (and its Related Companies) (1) in which a Key Employee is a participant or was a participant during the determination period (regardless of whether such plan has terminated), or (2) which enables another plan in the group to meet the requirements of Code sections 401(a)(4) and 410(b). The Employer may also treat any other qualified plan as part of the group if the group would continue to meet the requirements of Code sections 401(a)(4) and 410(b) with such plan being taken into account.

              (b) "Determination Date". The last Trade Date of the preceding Plan Year or, in the case of the Plan's first year, the last Trade Date of the first Plan Year.

              (c) "Key Employee". A current or former Employee (or his or her Beneficiary) who at any time during the five year period ending on the Determination Date was:

                     (1)    an officer of a Related Company whose Compensation
                            (i) exceeds 50% of the amount in effect under Code
                            section 415(b)(1)(A) and (ii) places him within the following highest paid group of officers:

                              NUMBER OF EMPLOYEES                             NUMBER OF
                            NOT EXCLUDED UNDER CODE                          HIGHEST PAID
                               SECTION 414(q)(8)                          OFFICERS INCLUDED
                               -----------------                          -----------------
                                  Less than 30                                    3
                                   30 to 500                             10% of the number of
                                                                        Employees not excluded
                                                                     under Code section 414(q)(8)
                                 More than 500                                   50

                     (2)    a more than 5% Owner,

                     (3) a more than 1% Owner whose Compensation exceeds $150,000, or

                     (4) a more than 0.5% Owner who is among the 10 Employees owning the largest interest in a Related Company and whose Compensation exceeds the amount in effect under Code section 415(c)(1)(A).

              (d) "Plan Benefit". The sum as of the Determination Date of (1) an Employee's Account, (2) the present value of his or her other accrued benefits provided by all qualified plans within the Aggregation Group, and (3) the aggregate distributions made within the five year period ending on such date. Plan Benefits shall exclude rollover contributions and plan to plan transfers made after December 31, 1983 which are both employee initiated and from a plan maintained by a non-related employer.

              (e) "Top Heavy". The Plan's status when the Plan Benefits of Key Employees account for more than 60% of the Plan Benefits of all Employees who have performed services at any time during the five year period ending on the Determination Date. The Plan Benefits of Employees who were, but are no longer, Key Employees (because they have not been an officer or Owner during the five year period), are excluded in the determination.

       14.2   Special Contributions

              (a) Minimum Contribution Requirement. For each Plan Year in which the Plan is Top Heavy, the Employer shall not allow any contributions (other than a Rollover Contribution) to be made by or on behalf of any Key Employee unless the Employer makes a contribution (other than Pre-Tax and Matching Contributions) on behalf of all Participants who were Eligible Employees as of the last day of the Plan Year in an amount equal to at least 3% of each such Participant's Compensation. The Administrator shall remove any such contributions (including applicable investment gain or loss) credited to a Key Employee's Account in violation of the foregoing rule and return them to the Employer or Employee to the extent permitted by the Limited Return of Contributions paragraph of Section 18.

              (b) Overriding Minimum Benefit. Notwithstanding, contributions shall be permitted on behalf of Key Employees if the Employer also maintains a defined benefit plan which automatically provides a benefit which satisfies the Code section 416(c)(1) minimum benefit requirements, including the adjustment provided in Code section 416(h)(2)(A), if applicable. If this Plan is part of an aggregation group in which a Key Employee is receiving a benefit and no minimum is provided in any other plan, a minimum contribution of at least 3% of Compensation shall be provided to the Employees specified in the preceding paragraph of this plan. In addition, the Employer may offset a defined benefit minimum by contributions (other than Pre-Tax and Matching Contributions) made to this Plan.

       14.3   Adjustment to Combined Limits for Different Plans

              For each Plan Year in which the Plan is Top Heavy, 100% shall be substituted for 125% in determining the Defined Benefit Fraction and the Defined Contribution Fraction.

              For Plan Years commencing after December 31, 1999, the provisions of the preceding paragraph shall no longer be effective.

15     PLAN ADMINISTRATION

       15.1   Plan Delineates Authority and Responsibility

              Plan fiduciaries include the Company, the Administrator and/or the Trustee, as applicable, whose specific duties are delineated in this Plan and Trust. In addition, Plan fiduciaries also include any other person to whom fiduciary duties or responsibility is delegated with respect to the Plan. Any person or group may serve in more than one fiduciary capacity with respect to the Plan. To the extent permitted under ERISA section 405, no fiduciary shall be liable for a breach by another fiduciary.

       15.2   Fiduciary Standards

              Each fiduciary shall:

              (a) discharge his or her duties in accordance with this Plan and Trust to the extent they are consistent with ERISA;

              (b) use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

              (c) act with the exclusive purpose of providing benefits to Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan;

              (d) diversify Plan investments, to the extent such fiduciary is responsible for directing the investment of Plan assets, so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

              (e) treat similarly situated Participants and Beneficiaries in a uniform and nondiscriminatory manner.

       15.3   Company is ERISA Plan Administrator

              The Company is the plan administrator, within the meaning of ERISA section 3(16), which is responsible for compliance with all reporting and disclosure requirements, except those that are explicitly the responsibility of the Trustee under applicable law. The Administrator shall have any necessary authority to carry out such functions through the actions of the Administrator or duly appointed officers or other persons of the Company.

       15.4   Administrator Duties

              The Administrator shall have the discretionary authority to construe this Plan and Trust, other than the provisions which relate to the Trustee, and to do all things necessary or convenient to effect the intent and purposes of the Plan, whether or not such powers are specifically set forth in this Plan and Trust. Actions taken in good faith by the Administrator shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law. In addition to the duties listed elsewhere in this Plan and Trust, the Administrator's authority shall include, but not be limited to, the discretionary authority to:

              (a) determine who is eligible to participate, if a contribution qualifies as a rollover contribution, the allocation of Contributions, and the eligibility for loans, withdrawals and distributions;

              (b) provide each Participant with a summary plan description no later than 90 days after he or she has become a Participant (or such other period permitted under ERISA section 104(b)(1)), as well as informing each Participant of any material modification to the Plan in a timely manner;

              (c) make a copy of the following documents available to Participants during normal work hours: this Plan and Trust (including subsequent amendments), all annual and interim reports of the Trustee related to the entire Plan, the latest annual report and the summary plan description;

              (d) determine the fact of a Participant's death and of any Beneficiary's right to receive the deceased Participant's interest based upon such proof and evidence as it deems necessary;

              (e) establish and review at least annually a funding policy bearing in mind both the short-run and long-run needs and goals of the Plan. To the extent Participants may direct their own investments, the funding policy shall focus on which Investment Funds are available for Participants to use; and

              (f) adjudicate claims pursuant to the claims procedure described in Section 18.

       15.5   Advisors May be Retained

              The Administrator may retain such agents and advisors (including attorneys, accountants, actuaries, consultants, record keepers, investment counsel and administrative assistants) as it considers necessary to assist it in the performance of its duties. The Administrator shall also comply with the bonding requirements of ERISA section 412.

       15.6   Delegation of Administrator Duties

              The Company, as Administrator of the Plan, may delegate all or a portion of the duties of the Administrator under the Plan to such officers or such other persons of the Company as the Company in its sole discretion may appoint. The Company shall provide the Trustee with the names and specimen signatures of any such persons authorized to serve and act on its behalf and the limits of the duties so delegated. Such persons appointed by the Company shall serve at the pleasure of the Company, but may resign by written notice to the Company. Except to the extent that the Company otherwise provides, any delegation of duties to such persons shall carry with it the full discretionary authority of the Administrator to complete such duties. The Trustee shall accept such direction from such persons and rely upon it until notified in writing that the Company has revoked the authorization of such persons to give such discretion.

16     MANAGEMENT OF INVESTMENTS

       16.1   Trust Agreement

              All Plan assets shall be held by the Trustee in trust, in accordance with those provisions of this Plan and Trust which relate to the Trustee, for use in providing Plan benefits and paying Plan expenses not paid directly by the Employer. Plan benefits will be drawn solely from the Trust and paid by the Trustee as directed by the Administrator. Notwithstanding, the Administrator may appoint, with the approval of the Trustee, another trustee to hold and administer Plan assets which do not meet the requirements of Section 16.2.

       16.2   Investment Funds

              The Administrator is hereby granted authority to direct the Trustee to invest Trust assets in one or more Investment Funds. The number and composition of Investment Funds may be changed from time to time, without the necessity of amending this Plan and Trust document. The Trustee may establish reasonable limits on the number of Investment Funds as well as the acceptable assets for any such Investment Fund. Each of the Investment Funds may be comprised of any of the following:

              (a) shares of a registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such company;

              (b) collective investment funds maintained by the Trustee, or any other fiduciary to the Plan, which are available for investment by trusts which are qualified under Code sections 401(a) and 501(a);

              (c) individual equity and fixed income securities which are readily tradeable on the open market;

              (d) guaranteed investment contracts issued by a bank or insurance company;

              (e)    interest bearing deposits of the Trustee; and

              (f)    Company Stock.

              Any Investment Fund assets invested in a collective investment fund, shall be subject to all the provisions of the instruments establishing and governing such fund. These instruments, including any subsequent amendments, are incorporated herein by reference.

       16.3   Authority to Hold Cash

              The Trustee shall have the authority to cause the investment manager of each Investment Fund to maintain sufficient deposit or money market type assets in each Investment Fund to handle the Fund's liquidity and disbursement needs. Each Participant's and Beneficiary's Sweep Account, which is used to hold assets pending investment or disbursement, shall consist of interest bearing deposits of the Trustee.

       16.4   Trustee to Act Upon Instructions

              The Trustee shall carry out instructions to invest assets in the Investment Funds as soon as practicable after such instructions are received from the Administrator, Participants, or Beneficiaries. Such instructions shall remain in effect until changed by the Administrator, Participants or Beneficiaries.

       16.5   Administrator Has Right to Vote Registered Investment Company
              Shares

              The Administrator shall be entitled to vote proxies or exercise any shareholder rights relating to shares held on behalf of the Plan in a registered investment company. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to such shares held in a Custom Fund is vested as provided otherwise in Section 16.

       16.6   Custom Fund Investment Management

              The Administrator may designate, with the consent of the Trustee, an investment manager for any Investment Fund established by the Trustee solely for Participants of this Plan (a "Custom Fund"). The investment manager may be the Administrator, Trustee or an investment manager pursuant to ERISA section 3(38). The Administrator shall advise the Trustee in writing of the appointment of an investment manager and shall cause the investment manager to acknowledge to the Trustee in writing that the investment manager is a fiduciary to the Plan.

              A Custom Fund shall be subject to the following:

              (a) Guidelines. Written guidelines, acceptable to the Trustee, shall be established for a Custom Fund. If a Custom Fund consists solely of collective investment funds or shares of a registered investment company (and sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs), its' underlying instruments shall constitute the guidelines.

              (b) Authority of Investment Manager. The investment manager of a Custom Fund shall have the authority to vote or execute proxies, exercise shareholder rights, manage, acquire, and dispose of Trust assets. Notwithstanding, if the Company provides for a Company Stock Fund, the authority to vote proxies and exercise shareholder rights related to shares of Company Stock held in a Company Stock Fund is vested as provided otherwise in Section 16.

              (c) Custody and Trade Settlement. Unless otherwise expressly agreed to by the Trustee, the Trustee shall maintain custody of all Custom Fund assets and be responsible for the settlement of all Custom Fund trades. For purposes of this section, shares of a collective investment fund, shares of a registered investment company and guaranteed investment contracts issued by a bank or insurance company, shall be regarded as the Custom Fund assets instead of the underlying assets of such instruments.

              (d) Limited Liability of Co-Fiduciaries. Neither the Administrator nor the Trustee shall be obligated to invest or otherwise manage any Custom Fund assets for which the Trustee or Administrator is not the investment manager nor shall the Administrator or Trustee be liable for acts or omissions with regard to the investment of such assets except to the extent required by ERISA.

       16.7   Authority to Segregate Assets

              The Company may direct the Trustee to split an Investment Fund into two or more funds in the event any assets in the Fund are illiquid or the value is not readily determinable. In the event of such segregation, the Company shall give instructions to the Trustee on what value to use for the split-off assets, and the Trustee shall not be responsible for confirming such value.

       16.8   Maximum Permitted Investment in Company Stock

              If the Company provides for a Company Stock Fund, the Fund may be comprised entirely of Company Stock and the Fund may be as large as necessary to comply with Participants' and Beneficiaries' investment elections, if the Company Stock Fund is authorized as an Investment Fund available to Participants, as well the total investment of Participants' and Beneficiaries' Matching Accounts.

       16.9   Participants Have Right to Vote and Tender Company Stock

              Each Participant or Beneficiary shall be entitled to instruct the Trustee as to the voting or tendering of any full or partial shares of Company Stock held on his or her behalf in the Company Stock Fund. Prior to such voting or tendering of Company Stock, each Participant or Beneficiary shall receive a copy of the proxy solicitation or other material relating to such vote or tender decision and a blank form for the Participant or Beneficiary to complete which confidentially instructs the Trustee to vote or tender such shares in the manner indicated by the Participants or Beneficiaries. Upon receipt of such instructions, the Trustee shall act with respect to such shares as instructed. The Administrator shall instruct the Trustee with respect to how to vote or tender any shares for which instructions are not received from Participants or Beneficiaries.

       16.10  Registration and Disclosure for Company Stock

              The Administrator shall be responsible for determining the applicability (and, if applicable, complying with) the requirements of the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, and any other applicable blue sky law. The Administrator shall also specify what restrictive legend or transfer restriction, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities.

17     TRUST ADMINISTRATION

       17.1   Trustee to Construe Trust

              The Trustee shall have the discretionary authority to construe those provisions of this Plan and Trust which relate to the Trustee and to do all things necessary or convenient to the administration of the Trust, whether or not such powers are specifically set forth in this Plan and Trust. Actions taken in good faith by the Trustee shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law.

       17.2   Trustee To Act As Owner of Trust Assets

              Subject to the specific conditions and limitations set forth in this Plan and Trust, the Trustee shall have all the power, authority, rights and privileges of an absolute owner of the Trust assets and, not in limitation but in amplification of the foregoing, may:

              (a) receive, hold, manage, invest and reinvest, sell, tender, exchange, dispose of, encumber, hypothecate, pledge, mortgage, lease, grant options respecting, repair, alter, insure, or distribute any and all property in the Trust;

              (b) borrow money, participate in reorganizations, pay calls and assessments, vote or execute proxies, exercise subscription or conversion privileges, exercise options and register any securities in the Trust in the name of the nominee, in federal book entry form or in any other form as will permit title thereto to pass by delivery;

              (c) renew, extend the due date, compromise, arbitrate, adjust, settle, enforce or foreclose, by judicial proceedings or otherwise, or defend against the same, any obligations or claims in favor of or against the Trust; and

              (d) lend, through a collective investment fund, any securities held in such collective investment fund to brokers, dealers or other borrowers and to permit such securities to be transferred into the name and custody and be voted by the borrower or others.

       17.3   United States Indicia of Ownership

              The Trustee shall not maintain the indicia of ownership of any Trust assets outside the jurisdiction of the United States, except as authorized by ERISA section 404(b).

       17.4   Tax Withholding and Payment

              (a) Withholding. Effective for taxable distributions made on or before December 31, 1992 the Trustee shall calculate and withhold federal (and, if applicable, state) income taxes in accordance with the Participant's withholding election or as required by law if no election is made. Effective for taxable distributions made after December 31, 1992, the Trustee shall calculate and withhold federal (and, if applicable, state) income taxes with regard to any Eligible Rollover Distribution that is not paid as a Direct Rollover in accordance with Participant's withholding election or as required by law if no election is made or the election is less than the amount required by law. With regard to any taxable distribution that is not an Eligible Rollover Distribution, the Trustee shall calculate and withhold federal (and, if applicable, state) income taxes in accordance with the Participant's withholding election or as required by law if no election is made.

              (b) Taxes Due From Investment Funds. The Trustee shall pay from the Investment Fund any taxes or assessments imposed by any taxing or governmental authority on such Fund or its income, including related interest and penalties.

       17.5   Trustee Duties and Limitations

              Unless otherwise agreed to by the Trustee, the Trustee's duties shall be confined to construing the terms of the Plan and Trust as they relate to the Trustee, receiving funds on behalf of and making payments from the Trust, safeguarding and valuing Trust assets, and investing and reinvesting Trust assets in the Investment Funds as directed by the Administrator or Participants. The Trustee shall have no duty or authority to ascertain whether Contributions are in compliance with the Plan, to enforce collection or to compute or verify the accuracy or adequacy or any amount to be paid to it by the Employer. The Trustee shall not be liable for the proper application of any part of the Trust with respect to any disbursement made at the direction of the Administrator.

       17.6   Trust Accounting

              (a) Annual Report. Prior to migration to MLII, within 60 days (or other reasonable period) following the close of the Plan Year, the Trustee shall provide the Administrator with an annual accounting of Trust assets and information to assist the Administrator in meeting ERISA's annual reporting and audit requirements. After migration to MLII, within 90 days (or other reasonable period) following the close of the Plan Year, the Trustee shall provide the Administrator with an annual accounting of Trust assets and information to assist the Administrator in meeting ERISA's annual reporting and audit requirements.

              (b) Periodic Reports. The Trustee shall maintain records and provide sufficient reporting to allow the Administrator to properly monitor the Trust's assets and activity.

              (c) Administrator Approval. Approval of any Trustee accounting will automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

       17.7   Valuation of Certain Assets

              If the Trustee determines the Trust holds any asset which is not readily tradable and listed on a national securities exchange registered under the Securities Exchange Act of 1934, as amended, the Trustee may engage a qualified independent appraiser to determine the fair market value of such property, and the appraisal fees shall be paid from the Investment Fund containing the asset.

       17.8   Legal Counsel

              The Trustee may consult with legal counsel of its choice, including counsel for the Employer or counsel of the Trustee, upon any question or matter arising under this Plan and Trust. When relied upon by the Trustee, the opinion of such counsel shall be evidence that the Trustee has acted in good faith.

       17.9   Fees and Expenses

              The Trustee's fees for its services as Trustee shall be such as may be mutually agreed upon by the Company and the Trustee. Trustee fees and all reasonable expenses of counsel and advisors retained by the Trustee shall be paid in accordance with Section 6.

18     RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION

       18.1   Plan Does Not Affect Employment Rights

              The Plan does not provide any employment rights to any Employee. The Employer expressly reserves the right to discharge an Employee at any time, with or without cause, without regard to the effect such discharge would have upon the Employee's interest in the Plan.

       18.2   Compliance With USERRA

              Notwithstanding any provision of the Plan to the contrary, effective October 13, 1996, with regard to an Employee who after serving in the uniformed services is reemployed on or after December 12, 1994, within the time required by USERRA, contributions shall be made and benefits and service credit shall be provided under the Plan with respect to his or her qualified military service (as defined in Code section 414(u)(5)) in accordance with Code section 414(u). Furthermore, notwithstanding any provision of the Plan to the contrary, Participant loan payments may be suspended during a period of qualified military service.

       18.3   Limited Return of Contributions

              Except as provided in this paragraph, (1) Plan assets shall not revert to the Employer nor be diverted for any purpose other than the exclusive benefit of Participants or their Beneficiaries; and
              (2) a Participant's vested interest shall not be subject to divestment. As provided in ERISA section 403(c)(2), the actual amount of a Contribution made by the Employer (or the current value of the Contribution if a net loss has occurred) may revert to the Employer if:

              (a)    such Contribution is made by reason of a mistake of fact;

              (b) initial qualification of the Plan under Code section 401(a) is not received and a request for such qualification is made within the time prescribed under Code section 401(b) (the existence of and Contributions under the Plan are hereby conditioned upon such qualification); or

              (c) such Contribution is not deductible under Code section 404 (such Contributions are hereby conditioned upon such deductibility) in the taxable year of the Employer for which the Contribution is made.

              The reversion to the Employer must be made (if at all) within one year of the mistaken payment of the Contribution, the date of denial of qualification, or the date of disallowance of deduction, as the case may be. A Participant shall have no rights under the Plan with respect to any such reversion.

       18.4   Assignment and Alienation

              As provided by Code section 401(a)(13) and to the extent not otherwise required by law, no benefit provided by the Plan may be anticipated, assigned or alienated, except:

              (a) to create, assign or recognize a right to any benefit with respect to a Participant pursuant to a QDRO, or

              (b) to use a Participant's vested Account balance as security for a loan from the Plan which is permitted pursuant to Code section 4975.

       18.5   Facility of Payment

              If a Plan benefit is due to be paid to a minor or if the Administrator reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Administrator shall have the payment of the benefit, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or conservator of the payee. Any payment shall to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

       18.6   Reallocation of Lost Participant's Accounts

              If the Administrator cannot locate a person entitled to payment of a Plan benefit after a reasonable search, the Administrator may at any time thereafter treat such person's Account as forfeited and use such amount to offset any Employer Contributions. If such person subsequently presents the Administrator with a valid claim for the benefit, such person shall be paid the amount treated as forfeited, plus the interest that would have been earned in the Sweep Account to the date of determination. The Administrator shall pay the amount through an additional Employer Contribution or direct the Trustee to pay the amount from the Forfeiture Account.

       18.7   Claims Procedure

              (a) Right to Make Claim. An interested party who disagrees with the Administrator's determination of his or her right to Plan benefits must submit a written claim and exhaust this claim procedure before legal recourse of any type is sought. The claim must include the important issues the interested party believes support the claim. The Administrator, pursuant to the authority provided in this Plan, shall either approve or deny the claim.

              (b) Process for Denying a Claim. The Administrator's partial or complete denial of an initial claim must include an understandable, written response covering (1) the specific reasons why the claim is being denied (with reference to the pertinent Plan provisions) and (2) the steps necessary to perfect the claim and obtain a final review. (c)ab Appeal of Denial and Final Review. The interested party may make a written appeal of the Administrator's initial decision, and the Administrator shall respond in the same manner and form as prescribed for denying a claim initially.

              (d) Time Frame. The initial claim, its review, appeal and final review shall be made in a timely fashion, subject to the following time table:

                                                                    Days to Respond
                     Action                                         From Last Action
                     ------                                         ----------------
                     Administrator determines benefit                             NA
                     Interested party files initial request                  60 days
                     Administrator's initial decision                        90 days
                     Interested party requests final review                  60 days
                     Administrator's final decision                          60 days

                     However, the Administrator may take up to twice the maximum response time for its initial and final review if it provides an explanation within the normal period of why an extension is needed and when its decision will be forthcoming.

       18.8   Construction

              Headings are included for reading convenience. The text shall control if any ambiguity or inconsistency exists between the headings and the text. The singular and plural shall be interchanged wherever appropriate. References to Participant shall include Beneficiary when appropriate and even if not otherwise already expressly stated.

       18.9   Jurisdiction and Severability

              The Plan and Trust shall be construed, regulated and administered under ERISA and other applicable federal laws and, where not otherwise preempted, by the laws of the State of New Jersey. If any provision of this Plan and Trust shall become invalid or unenforceable, that fact shall not affect the validity or enforceability of any other provision of this Plan and Trust. All provisions of this Plan and Trust shall be so construed as to render them valid and enforceable in accordance with their intent.

       18.10  Indemnification by Employer

              The Employers hereby agree to indemnify all Plan fiduciaries against any and all liabilities resulting from any action or inaction, (including a Plan termination in which the Company fails to apply for a favorable determination from the Internal Revenue Service with respect to the qualification of the Plan upon its termination), in relation to the Plan or Trust (1) including (without limitation) expenses reasonably incurred in the defense of any claim relating to the Plan or its assets, and amounts paid in any settlement relating to the Plan or its assets, but (2) excluding liability resulting from actions or inactions made in bad faith, or resulting from the negligence or willful misconduct of the Trustee. The Company shall have the right, but not the obligation, to conduct the defense of any action to which this Section applies. The Plan fiduciaries are not entitled to indemnity from the Plan assets relating to any such action.

19     AMENDMENT, MERGER AND TERMINATION

       19.1   Amendment

              The Company reserves the right to amend this Plan and Trust at any time, to any extent and in any manner it may deem necessary or appropriate. The Company (and not the Trustee) shall be responsible for adopting any amendments necessary to maintain the qualified status of this Plan and Trust under Code sections 401(a) and 501(a). All interested parties shall be bound by any amendment, provided that no amendment shall:

              (a) become effective unless it has been adopted in accordance with the procedures set forth in Section 19.5;

              (b) except to the extent permissible under ERISA and the Code, make it possible for any portion of the Trust assets to revert to an Employer or to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants and Beneficiaries entitled to Plan benefits and to defray reasonable expenses of administering the Plan;

              (c) decrease the rights of any Employee to benefits accrued (including the elimination of optional forms of benefits) to the date on which the amendment is adopted, or if later, the date upon which the amendment becomes effective, except to the extent permitted under ERISA and the Code; nor

              (d) permit an Employee to be paid the balance of his or her Pre-Tax Account unless the payment would otherwise be permitted under Code section 401(k).

       19.2   Merger

              This Plan and Trust may not be merged or consolidated with, nor may its assets or liabilities be transferred to, another plan unless each Participant and Beneficiary would, if the resulting plan were then terminated, receive a benefit just after the merger, consolidation or transfer which is at least equal to the benefit which would be received if either plan had terminated just before such event.

       19.3   Divestitures

              In the event of a sale by an Employer which is a corporation of:
              (i) substantially all of the Employer's assets used in a trade or business to an unrelated corporation, or (ii) a sale of such Employer's interest in a subsidiary to an unrelated entity or individual, lump sum distributions shall be permitted from the Plan, except as provided below, to Participants with respect to Employees who continue employment with the corporation acquiring such assets or who continue employment with such subsidiary, as applicable.

              Notwithstanding, distributions shall not be permitted if the purchaser agrees, in connection with the sale, to be substituted as the Company as the sponsor of the Plan or to accept a transfer in a transaction subject to Code section 414(l)(1) of the assets and liabilities representing the Participants' benefits into a plan of the purchaser or a plan to be established by the purchaser.

       19.4   Plan Termination

              The Company may, at any time and for any reason, terminate the Plan in accordance with the procedures set forth in Section19.5, or completely discontinue contributions. Upon either of these events, or in the event of a partial termination of the Plan within the meaning of Code section 411(d)(3), the Accounts of each affected Employee shall be fully vested. If no successor plan is established or maintained, lump sum distributions or withdrawals will be made in accordance with the terms of the Plan as in effect at the time of the Plan's termination or as thereafter amended provided that a post-termination amendment will not be effective to the extent that it violates Section 19.1 unless it is required in order to maintain the qualified status of the Plan upon its termination. The Trustee's and Employer's authority shall continue beyond the Plan's termination date until all Trust assets have been liquidated and distributed.

       19.5   Amendment and Termination Procedures

              The following procedural requirements shall govern the adoption of any amendment or termination (a "Change") of the Plan and Trust:

              (a) The Company may adopt any Change in accordance with its established internal governance procedures.

              (b) Any Change must be (1) set forth in writing, and (2) signed and dated by an executive officer of the Company.

              (c) If the effective date of any Change is not specified in the document setting forth the Change, it shall be effective as of the date it is signed by the last person whose signature is required under clause (2) above, except to the extent that another effective date is necessary to maintain the qualified status of the Plan and Trust under Code sections 401(a) and 501(a).

              (d) No Change shall become effective until it is accepted and signed by the Trustee (which acceptance shall not unreasonably be withheld).

       19.6   Termination of Employer's Participation

              Any Employer may, at any time and for any reason, terminate its Plan participation by an action in accordance with its normal internal governance procedures. Written notice of such action shall be signed and dated by an executive officer of the Employer and delivered to the Company. If the effective date of such action is not specified, it shall be effective on, or as soon as reasonably practicable, after the date of delivery. Upon the Employer's request, the Company may instruct the Trustee and Administrator to spin off all affected Accounts and underlying assets into a separate qualified plan under which the Employer shall assume the powers and duties of the Company. Alternatively, the Company may treat the event as a partial termination described above or continue to maintain the Accounts under the Plan.

       19.7   Replacement of the Trustee

              The Trustee may resign as Trustee under this Plan and Trust or may be removed by the Company at any time upon at least 90 days written notice (or less if agreed to by both parties). In such event, the Company shall appoint a successor trustee by the end of the notice period. The successor trustee shall then succeed to all the powers and duties of the Trustee under this Plan and Trust. If no successor trustee has been named by the end of the notice period, the Company's chief executive officer shall become the trustee, or if he or she declines, the Trustee may petition the court for the appointment of a successor trustee.

       19.8   Final Settlement and Accounting of Trustee

              (a) Final Settlement. As soon as is administratively feasible after its resignation or removal as Trustee, the Trustee shall transfer to the successor trustee all property currently held by the Trust. However, the Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its accounts and expenses in connection with the settlement of its accounts or other fees or expenses payable by the Trust. Any balance remaining after payment of such fees and expenses shall be paid to the successor trustee.

              (b) Final Accounting. The Trustee shall provide a final accounting to the Administrator within 90 days of the date Trust assets are transferred to the successor trustee.

              (c) Administrator Approval. Approval of the final accounting will automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

                          APPENDIX A - INVESTMENT FUNDS


I.     Investment Funds Available

       The Investment Funds offered to Participants and Beneficiaries as of the Execution Date include this set of daily valued funds:

                Category                  Funds
                --------                  -----
                Income                    Income Accumulation

                Balanced                  Asset Allocation

                Equity                    S&P 500 Stock
                                          Company Stock

                Combination               LifePath Series

II.    Default Investment Fund

       The default Investment Fund as of the Execution Date is the Income Accumulation Fund.


III.   Contribution Accounts For Which Investment is Restricted

       A Participant or Beneficiary may direct the investment of his or her entire Account except for the following Contribution Accounts, and except as otherwise provided in Section 7, which shall be invested as of the Effective Date as follows:

                Matching                  Company Stock Fund

IV.    Maximum Percentage Restrictions Applicable to Certain Investment Funds

       As of the Effective Date, there are no maximum percentage restrictions applicable to any Investment Funds.

                 APPENDIX B - PAYMENT OF PLAN FEES AND EXPENSES


As of the Effective Date, payment of Plan fees and expenses shall be as follows:

1) Investment Management Fees: These are paid by Participants in that management fees reduce the investment return reported and credited to Participants, except that the Employer shall pay the fees related to the Company Stock Fund. These are paid by the Employer on a quarterly basis.

2)     Recordkeeping Fees: These are paid by the Employer on a quarterly basis.

3) Loan Fees: A $3.50 per month fee is assessed and billed/collected quarterly from the Account of each Participant who has an outstanding loan balance for loans that are set-up prior to migration to MLII. For loans set-up after the migration to MLII, a one time $40.00 fee will be assessed and billed/collected from the Participants' Account at the time of the loan.

4) Investment Fund Election Changes: Prior to the migration to MLII, for each Investment Fund election change, by a Participant, in excess of four changes per year, a $10 fee shall be assessed and billed/collected quarterly from the Participant's Account. After migration to MLII there will be no limit on the number of investment fund election changes, and no fees assessed on investment fund election changes by a Participant.

5) Additional Fees Paid by Employer: All other Plan related fees and expenses shall be paid by the Employer. To the extent that the Administrator later elects that any such fees shall be borne by Participants, estimates of the fees shall be determined and reconciled, at least annually, and the fees will be assessed monthly and billed/collected from Accounts quarterly.

                         APPENDIX C - LOAN INTEREST RATE


As of the Effective Date, the interest rate charged on Participant loans shall be equal to the U.S. Treasury rate for a note of the same maturity, plus 3%.

The rate may be determined once for all loans made in a month, and the maturity may be determined to the nearest year.

On and after the migration to MLII, the interest rate charged on Participant loans shall be provided by Merrill Lynch, shall be reviewed once each quarter and shall be equal to the prime rate plus 3% published in the Wall Street Journal (Citibank Prime) on the last business day of each quarter.